                                                                     Exhibit 4.1


                     MELLON RESIDENTIAL FUNDING CORPORATION,

                                    Depositor

                     BOSTON SAFE DEPOSIT AND TRUST COMPANY,

                           Seller and Master Servicer

                               MELLON BANK, N.A.,

                                Standby Purchaser

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     Trustee

                       -----------------------------------


                         POOLING AND SERVICING AGREEMENT

                           Dated as of August 1, 2000

                       ----------------------------------

              MORTGAGE PASS-THROUGH CERTIFICATES, Series 2000-TBC3

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

SECTION 2.01.         Conveyance of Mortgage Loans......................................................34
SECTION 2.02.         Acceptance by Trustee of the Mortgage Loans.......................................37
SECTION 2.03.         Representations, Warranties and Covenants of the Seller and Master
                      Servicer..........................................................................39
SECTION 2.04.         Representations and Warranties of the Depositor as to the Mortgage Loans..........41
SECTION 2.05.         Delivery of Opinion of Counsel in Connection with Substitutions...................41
SECTION 2.06.         Execution and Delivery of Certificates............................................41
SECTION 2.07.         REMIC Matters.....................................................................42
SECTION 2.08.         Converted Mortgage Loans..........................................................42
SECTION 2.09.         Subsequent Transfers..............................................................42

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING

SECTION 3.01.         Master Servicer to Service Mortgage Loans.........................................44
SECTION 3.02.         Subservicing; Enforcement of the Obligations of Servicers.........................45
SECTION 3.03.         Rights of the Depositor and the Trustee in Respect of the Master Servicer.........46
SECTION 3.04.         Trustee to Act as Master Servicer.................................................46
SECTION 3.05.         Collection of Mortgage Loan Payments; Certificate Account; Distribution
                      Account...........................................................................47
SECTION 3.06.         Collection of Taxes, Assessments and Similar Items; Escrow Accounts;
                      Maintenance of Records............................................................49
SECTION 3.07.         Access to Certain Documentation and Information Regarding the Mortgage
                      Loans.............................................................................50
SECTION 3.08.         Permitted Withdrawals from the Certificate Account and Distribution
                      Account...........................................................................50
SECTION 3.09.         Maintenance of Hazard Insurance...................................................52
SECTION 3.10.         Enforcement of Due-on-Sale Clauses; Assumption Agreements.........................53
SECTION 3.11.         Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage
                      Loans.............................................................................54
SECTION 3.12.         Trustee to Cooperate; Release of Mortgage Files...................................57
SECTION 3.13.         Documents, Records and Funds in Possession of Master Servicer to be Held
                      for the Trustee...................................................................58
SECTION 3.14.         Servicing Compensation............................................................58
SECTION 3.15.         Access to Certain Documentation...................................................59

SECTION 3.16.         Annual Statement as to Compliance.................................................59
SECTION 3.17.         Annual Independent Public Accountants' Servicing Statement........................59
SECTION 3.18.         Errors and Omissions Insurance; Fidelity Bonds....................................60
SECTION 3.19.         Inspections.......................................................................60
SECTION 3.20.         Restoration of Mortgaged Property.................................................60
SECTION 3.21.         Put Option and Optional Call......................................................60
SECTION 3.22.         Modifications.....................................................................61

                                   ARTICLE IV

                DISTRIBUTIONS AND ADVANCES BY THE MASTER SERVICER

SECTION 4.01.         Advances..........................................................................62
SECTION 4.02.         Priorities of Distribution........................................................62
SECTION 4.03.         Allocation of Realized Losses.....................................................65
SECTION 4.04.         Monthly Statements to Certificateholders..........................................66
SECTION 4.05.         Determination of Pass-Through Rates for COFI Certificates.........................69
SECTION 4.06.         Determination of Pass-Through Rates for LIBOR Certificates........................71
SECTION 4.07.         Determination of Pass-Through Rates for Variable Rate Certificates................71
SECTION 4.08.         Capitalized Interest Account and Pre-Funding Account..............................71

                                    ARTICLE V

                                THE CERTIFICATES

SECTION 5.01.         The Certificates..................................................................73
SECTION 5.02.         Certificate Register; Registration of Transfer and Exchange of Certificates.......74
SECTION 5.03.         Mutilated, Destroyed, Lost or Stolen Certificates.................................78
SECTION 5.04.         Persons Deemed Owners.............................................................78
SECTION 5.05.         Access to List of Certificateholders' Names and Addresses.........................78
SECTION 5.06.         Maintenance of Office or Agency...................................................79

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

SECTION 6.01.         Respective Liabilities of the Depositor and the Master Servicer...................79
SECTION 6.02.         Merger or Consolidation of the Depositor or the Master Servicer...................79
SECTION 6.03.         Limitation on Liability of the Depositor, the Seller, the Master Servicer
                      and Others........................................................................79
SECTION 6.04.         Limitation on Resignation of Master Servicer......................................80

                                   ARTICLE VII

                                     DEFAULT

SECTION 7.01.         Events of Default.................................................................80
SECTION 7.02.         Trustee to Act; Appointment of Successor..........................................82
SECTION 7.03.         Notification to Certificateholders................................................83

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

SECTION 8.01.         Duties of Trustee.................................................................83
SECTION 8.02.         Certain Matters Affecting the Trustee.............................................84
SECTION 8.03.         Trustee Not Liable for Certificates, Mortgage Loans or Additional
                      Collateral........................................................................85
SECTION 8.04.         Trustee May Own Certificates......................................................86
SECTION 8.05.         Trustee's Fees and Expenses.......................................................86
SECTION 8.06.         Eligibility Requirements for Trustee..............................................86
SECTION 8.07.         Resignation and Removal of Trustee................................................87
SECTION 8.08.         Successor Trustee.................................................................87
SECTION 8.09.         Merger or Consolidation of Trustee................................................88
SECTION 8.10.         Appointment of Co-Trustee or Separate Trustee.....................................88
SECTION 8.11.         Tax Matters.......................................................................89
SECTION 8.12.         Periodic Filings..................................................................92

                                   ARTICLE IX

                                   TERMINATION

SECTION 9.01.         Termination upon Liquidation or Purchase of all Mortgage Loans....................92
SECTION 9.02.         Final Distribution on the Certificates............................................92
SECTION 9.03.         Additional Termination Requirements...............................................93

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

SECTION 10.01.        Amendment.........................................................................94
SECTION 10.02.        Recordation of Agreement; Counterparts............................................96
SECTION 10.03.        Governing Law.....................................................................96
SECTION 10.04.        Intention of Parties..............................................................96
SECTION 10.05.        Notices...........................................................................97
SECTION 10.06.        Severability of Provisions........................................................97
SECTION 10.07.        Assignment........................................................................98
SECTION 10.08.        Limitation on Rights of Certificateholders........................................98
SECTION 10.09.        Inspection and Audit..............................................................98
SECTION 10.10.        Certificates Nonassessable and Fully Paid.........................................99


Exhibit A:        Form of Senior Certificate
                  (excluding Notional Amount Certificates).............................................A-1
Exhibit B:        Form of Subordinated Certificate.....................................................B-1
Exhibit C:        Form of Class A-R Certificate........................................................C-1
Exhibit D:        Form of Notional Amount Certificate..................................................D-1
Exhibit E:        Form of Reverse of Certificates......................................................E-1
Exhibit F:        [Reserved]...........................................................................F-1
Exhibit G:        Form of Initial Certification of Trustee.............................................G-1

Exhibit H:        Form of Final Certification of Trustee...............................................H-1
Exhibit I:        Form of Transfer Affidavit...........................................................I-1
Exhibit J-1:      Form of Transferor Certificate (Private Certificates)................................J-1
Exhibit J-2:      Form of Transferor Certificate (Class A-R)...........................................J-2
Exhibit K:        Form of Investment Letter [Non-Rule 144A]............................................K-1
Exhibit L:        Form of Rule 144A Letter.............................................................L-1
Exhibit M:        Form of Request for Release (for Trustee)............................................M-1
Exhibit N:        Form of Request for Release (Mortgage Loan)
                  Paid in Full, Repurchased and Replaced)..............................................N-1
Exhibit O:        Form of Additional Pledged Collateral Custodial Agreement............................O-1
Exhibit P:        Form of Subsequent Transfer Agreement................................................P-1
Exhibit Q:        Subsequent Funding Parameters........................................................Q-1


                           SCHEDULES

Schedule I:       Mortgage Loan Schedule.............................................................S-I-1
Schedule II:      Representations and Warranties of the Seller/Master Servicer......................S-II-1
Schedule III:     Representations and Warranties as to the Mortgage Loans..........................S-III-1
Schedule IV:      [Reserved]........................................................................S-IV-1
Schedule V:       Form of Monthly Master Servicer Report.............................................S-V-1

         THIS POOLING AND SERVICING AGREEMENT, dated as of August 1, 2000, among MELLON RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, as depositor (the "Depositor"), BOSTON SAFE DEPOSIT AND TRUST COMPANY, a Massachusetts trust company, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), MELLON BANK, N.A., a national banking association organized under the laws of the United States, as standby purchaser (the "Standby Purchaser"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the "Trustee").

                                 WITNESSETH THAT

         In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                             PRELIMINARY STATEMENT

         The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of two REMICs. The Subsidiary REMIC will consist of all of the assets constituting the Trust Fund (other than the Put Option and the Capitalized Interest Account and Pre-Funding Account) and will be evidenced by the Subsidiary REMIC Regular Interests (which will be uncertificated and will represent the "regular interests" in the Subsidiary REMIC) and the SR Interest as the single "residual interest" in the Subsidiary REMIC. The Trustee will hold the Subsidiary REMIC Regular Interests. The Master REMIC will consist of the Subsidiary REMIC Regular Interests and will be evidenced by the Regular Certificates (which will represent the "regular interests" in the Master REMIC) and the MR Interest as the single "residual interest" in the Master REMIC. The Class A-R Certificates will represent beneficial ownership of the SR Interest and the MR Interest. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

         The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

====================================================================================================================
                                                                                                     Integral
                          Initial Class                                                              Multiples
                           Certificate              Pass-Through              Minimum              in Excess of
                             Balance                    Rate                Denomination              Minimum
--------------------------------------------------------------------------------------------------------------------
Class A-1                 $465,656,000                   (1)                   $25,000                $1,000
--------------------------------------------------------------------------------------------------------------------
Class X                        (2)                       (3)                   $25,000                $1,000(4)
--------------------------------------------------------------------------------------------------------------------
Class A-R                 $     100.00                   (5)                      $100                  N/A
--------------------------------------------------------------------------------------------------------------------
Class B-1                 $  4,800,000                   (5)                   $25,000                $1,000
--------------------------------------------------------------------------------------------------------------------
Class B-2                 $  1,920,000                   (5)                   $25,000                $1,000
--------------------------------------------------------------------------------------------------------------------
Class B-3                 $  2,400,000                   (5)                   $25,000                $1,000
--------------------------------------------------------------------------------------------------------------------
Class B-4                 $  2,161,000                   (5)                  $100,000                $1,000
--------------------------------------------------------------------------------------------------------------------
Class B-5                 $  1,441,000                   (5)                  $100,000                $1,000
--------------------------------------------------------------------------------------------------------------------
Class B-6                 $  1,680,060.83                (5)                  $100,000                $1,000
====================================================================================================================

---------------------

(1) On each Distribution Date, the Pass-Through Rate will be equal to the lesser of (a) the lesser of (i) LIBOR plus the Margin and (ii) the Maximum Rate and (b) the Adjusted Net WAC. The Pass-Through Rate for the first Distribution Date is 6.83875% per annum.

(2) The Class X Certificates will be Notional Amount Certificates, will have no principal balance and will bear interest on their Notional Amount, initially $480,058,160.83

(3) The Pass-Through Rate for the Class X Certificates for any Distribution Date will be equal to the positive difference, if any, of (a) the Net WAC and (b) the weighted average of the Pass-Through Rates (the Adjusted Pass-Through Rate in the case of the Class A-1 Certificates) on the Certificates (other than the Class X Certificates) for such Distribution Date. The Pass-Through Rate of the Class X Certificates for the first Distribution Date is 0.55515% per annum.

(4)      Minimum denomination is based on the Notional Amount of such Class.

(5) On each Distribution Date, the Pass-Through Rate will be equal to the Net WAC. The Pass-Through Rate for the first Distribution Date is 7.63903% per annum.

         Principal of and interest on the Subsidiary REMIC Regular Interests and the SR Interest shall be allocated to the Corresponding Classes of Certificates in the manner set forth in the following table:

                     Corresponding Class of Certificates(1)


Subsidiary
  REMIC            Initial Principal                                   Allocation             Allocation
 Interest               Balance               Interest Rate           of Principal          of Interest(3)
 --------               -------               -------------           ------------          --------------
    1               $465,656,000                   (2)                     A-1                  A-1, X
    2                        100.00                (2)                     MR(5)                 MR(5)
    3               $  4,800,000                   (2)                     B-1                  B-1, X
    4               $  1,920,000                   (2)                     B-2                  B-2, X
    5               $  2,400,000                   (2)                     B-3                  B-3, X
    6               $  2,161,000                   (2)                     B-4                  B-4, X
    7               $  1,441,000                   (2)                     B-5                  B-5, X
    8               $  1,680,060.83                (2)                     B-6                  B-6, X
    SR                    (4)                      (4)                     NA                     NA

---------------------

(1) The amount of principal and interest allocable from a Subsidiary REMIC Regular Interest to its Corresponding Class of Certificates on any Distribution Date shall be 100%.

(2) The Interest Rate for this Subsidiary REMIC Interest for any Distribution Date will be equal to the Net WAC.

(3) The interest on each Subsidiary REMIC Interest (other than the SR Interest) equal to the Pass-Through Rate applicable to its Corresponding Class (for receipt of principal) will be allocated to such Corresponding Class; the excess of the interest on each such Subsidiary REMIC Interest will be allocated to the Class X Certificates.

(4) The SR Interest will have no principal balance and will not bear interest, but will be entitled to any funds remaining in the Subsidiary REMIC after the payment of the Subsidiary REMIC Regular Interests and all expenses of the Trust Fund.

(5) The beneficial ownership of the MR Interest and the SR Interest is represented by the Class A-R Certificates. The owner of a Class A-R Certificate may separate the MR Interest and the SR Interest.


Set forth below are designations of Classes of Certificates to the categories used herein:


Accretion Directed
Certificates...........................     None.

Accrual Certificates...................     None.

Book-Entry Certificates................     All Classes of Certificates other
                                            than the Physical Certificates.

Component Certificates.................     None.

Components.............................     For purposes of calculating
                                            distributions, the Component
                                            Certificates will be comprised of
                                            multiple payment components having
                                            the designations, Initial Component
                                            Notional Balances and Pass-Through
                                            Rates set forth below:

                                   Initial
                                  Component
                                  Notional
              Designation          Balance           Pass-Through Rate
              -----------         ---------          -----------------
                  N/A                N/A                    N/A


Delay Certificates.....................     All interest-bearing Classes of
                                            Certificates other than the
                                            Non-Delay Certificates, if any.

ERISA-Restricted
Certificates...........................     Residual Certificates and
                                            Subordinated Certificates.

Fixed Rate Certificates................     None.

Floating Rate Certificates.............     LIBOR Certificates.

Inverse Floating Rate
Certificates...........................     None.

COFI Certificates......................     None.

LIBOR Certificates.....................     Class A-1 Certificates.

Non-Delay Certificates.................     LIBOR Certificates.

Notional Amount
Certificates...........................     Class X Certificates.

Offered Certificates...................     All Classes of Certificates other
                                            than the Private Certificates.

Physical Certificates..................     Private Certificates and Residual
                                            Certificates.

Planned Principal Classes..............     None.

Primary Planned Principal
Classes................................     None.

Principal Only
Certificates...........................     None.

Private Certificates...................     Class B-4, Class B-5 and Class B-6
                                            Certificates.

Rating Agencies........................     S&P and Moody's.

Regular Certificates...................     All Classes of Certificates other
                                            than the Residual Certificates.

Residual Certificates..................     Class A-R Certificates.

Scheduled Principal
Classes................................     None.

Secondary Planned Principal
Class..................................     None.

Senior Certificates....................     Class A-1, Class X, and Class A-R
                                            Certificates.

Subordinated Certificates..............     Class B-1, Class B-2, Class B-3,
                                            Class B-4, Class B-5 and Class B-6
                                            Certificates.

Support Classes........................     None.

Targeted Principal
Classes................................     None.

Variable Rate Certificates.............     The Class X, Class A-R Certificates
                                            and the Subordinated Certificates.

         With respect to any of the foregoing designations as to which the corresponding reference is "None," all defined terms and provisions herein relating solely to such designations shall be of no force or effect, and any calculations herein incorporating references to such designations shall be interpreted without reference to such designations and amounts. Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

                                    ARTICLE I

                                   DEFINITIONS

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

         Accretion Directed Certificates: As specified in the Preliminary Statement.

         Accrual Amount: With respect to any Class of Accrual Certificates and any Distribution Date prior to the Accrual Termination Date, the amount allocable to interest on each such Class of Accrual Certificates with respect to such Distribution Date pursuant to Section 4.02(a)(1)(ii).

         Accrual Certificates: As specified in the Preliminary Statement.

         Accrual Termination Date: Not applicable.

         Addition Notice: The notice given pursuant to Section 2.09 with respect to the transfer of Subsequent Mortgage Loans to the Trust Fund pursuant to such Section.

         Additional Collateral: Any real or personal property, securities, cash, instruments, contracts or other documents constituting or evidencing collateral pledged as additional security for a Mortgage Loan (other than the Mortgaged Property).

         Additional Pledged Collateral Custodial Agreement: The agreement governing the retention of Additional Collateral, a form of which is annexed hereto as Exhibit O.

         Adjusted Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the Master Servicing Fee Rate.

         Adjusted Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Rate.

         Adjusted Net WAC: A rate equal to the product of the Net WAC for the related Interest Accrual Period multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period.

         Adjusted Pass-Through Rate: As to the Class A-1 Certificates and any Distribution Date, a rate equal to the product of the Pass-Through Rate for the related Interest Accrual Period multiplied by a fraction, the numerator of which is the number of days in such Interest Accrual Period and the denominator of which is 30.

         Adjustment Date: The Due Date on which the Mortgage Rate on each Mortgage Loan is subject to adjustment.

         Advance: The payment required to be made by the Master Servicer with respect to any Distribution Date pursuant to Section 4.01, the amount of any such payment being equal to the aggregate of payments of principal and interest (net of the Master Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans that were due on the related Due Date and not received as of the close of business on the related Determination Date, less the aggregate amount of any such delinquent payments that the Master Servicer has determined would constitute a Nonrecoverable Advance if advanced.

         Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

         ALTA: The American Land Title Association or any successor thereto.

         Amount Held for Future Distribution: As to any Distribution Date, the aggregate amount held in the Certificate Account at the close of business on the related Determination Date on account of (i) Principal Prepayments and Liquidation Proceeds received in the month of such Distribution Date and (ii) all Scheduled Payments due after the related Due Date.

         Applicable Credit Support Percentage: As defined in Section 4.02(e).

         Applicable Purchase Price Percentage: With respect to any Class of Certificates, other than the Class X and Class A-R Certificates, (i) 100% in the case of the Offered Certificates, (ii) 80% in the case of the Class B-4 and Class B-5 Certificates and (iii) 20% in the case of the Class B-6 Certificates.

         Available Funds: As to any Distribution Date, the sum of (a) the aggregate amount held in the Certificate Account at the close of business on the related Determination Date net of the related Amount Held for Future Distribution and net of amounts permitted to be withdrawn from the Certificate Account pursuant to clauses (i)-(viii), inclusive, of Section 3.08(a) and amounts permitted to be withdrawn from the Distribution Account pursuant to clauses (i)-(iii) inclusive of Section 3.08(b), (b) the amount of the Advance,
(c) in connection with Defective Mortgage Loans, as applicable, the aggregate of the Purchase Prices and Substitution Adjustment Amounts deposited on the related Distribution Account Deposit Date, (d) the Capitalized Interest Requirement, if any, and (e) the Excess Funding Amount, if any.

         Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

         Bankruptcy Coverage Termination Date: The point in time at which the Bankruptcy Loss Coverage Amount is reduced to zero.

         Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the Master Servicer has notified the Trustee in writing that the Master Servicer is diligently pursuing any remedies that may exist in connection with the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by the Master Servicer, in either case without giving effect to any Debt Service Reduction or Deficient Valuation.

         Bankruptcy Loss Coverage Amount: As of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Certificates since the Cut-off Date and (ii) any permissible reductions in the Bankruptcy Loss Coverage Amount as evidenced by a letter from each Rating Agency to the Trustee to the effect that any such reduction will not result in a downgrading of the then current ratings assigned to the Classes of Certificates rated by it.

         Base Value: With respect to any Mortgage Loan for which Additional Collateral has been pledged, the original principal balance of the Mortgage Loan less the maximum principal balance permitted with respect to such Mortgage Loan in accordance with the Seller's underwriting guidelines.

         Blanket Mortgage: The mortgage or mortgages encumbering the Cooperative Property.

         Book-Entry Certificates: As specified in the Preliminary Statement.

         Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the Commonwealth of Massachusetts, or the cities in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

         Capitalized Interest Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.08 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association in trust for registered holders of Mellon Residential Funding Corporation Mortgage Pass-Through Certificates, Series 2000-TBC3." Funds in the Capitalized Interest Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Capitalized Interest Requirement: As to any Pre-Funding Distribution Date, the excess, if any, of (i) the sum of the portion of the Class Optimal Interest Distribution Amounts for each Class of Certificates for such Distribution Date calculated pursuant to clause (i) of the definition thereof and without reduction pursuant to Section 4.02(d) over (ii) the sum of the interest portion (calculated at the applicable Adjusted Net Mortgage Rate) of the Scheduled Payment of each Mortgage Loan due on the Due Date occurring in the month of such Distribution Date.

         Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

         Certificate Account: The separate Eligible Account or Accounts created and maintained by the Master Servicer pursuant to Section 3.05 with a depository institution in the name of the Master Servicer for the benefit of the Trustee on behalf of Certificateholders and designated "Boston Safe Deposit and Trust Company in trust for the registered holders of Mellon Residential Funding Corporation, Mortgage Pass-Through Certificates Series 2000-TBC3."

         Certificate Balance: With respect to any Certificate, other than the Notional Amount Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof (A) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinated Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.03 and (B) in the case of any Class of Accrual Certificates, increased by the Accrual Amount added to the Class Certificate Balance of such Class prior to such date.

         Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

         Certificate Register: The register maintained pursuant to Section 5.02 hereof.

         Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

         Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

         Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

         Class Interest Shortfall: As to any Distribution Date and Class or interest bearing Component, the amount by which the amount described in clause
(i) of the definition of Class Optimal Interest Distribution Amount for such Class exceeds the amount of interest actually distributed on such Class on such Distribution Date pursuant to such clause (i).

         Class Optimal Interest Distribution Amount: With respect to any Distribution Date and interest bearing Class, the sum of (i) one month's interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Class Certificate Balance or Notional Amount, as applicable, subject to reduction as provided in Section 4.02(d) and (ii) any Class Unpaid Interest Amounts for such Class.

         Class PO Deferred Amount: Not applicable.

         Class Subordination Percentage: With respect to any Distribution Date and each Class of Subordinated Certificates, the quotient (expressed as a percentage) of (a) the Class Certificate Balance of such Class of Certificates immediately prior to such Distribution Date divided by (b) the aggregate of the Class Certificate Balances immediately prior to such Distribution Date of all Classes of Certificates.

         Class Unpaid Interest Amounts: As to any Distribution Date and Class of interest bearing Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Class Optimal Interest Distribution Amount.

         Closing Date: August 15, 2000.

         CMT: The weekly average of yields on United States treasury securities as adjusted to a constant maturity of one year.

         CMT Loan: A Mortgage Loan for which: the Loan Index is CMT; the Adjustment Date occurs on the date set forth in the related Mortgage Note and every twelfth month thereafter; the Periodic Rate Cap is 200 basis points; the Maximum Mortgage Rate is 500 basis points higher than the initial Mortgage Rate; and the Minimum Mortgage Rate is the Gross Margin.

         Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

         COFI: The Monthly Weighted Average Cost of Funds Index for the Eleventh District Savings Institutions published by the Federal Home Loan Bank of San Francisco.

         COFI Certificates: As specified in the Preliminary Statement.

         Component: As specified in the Preliminary Statement.

         Component Notional Balance: With respect to any Component and any Distribution Date, as specified in the Preliminary Statement.

         Component Certificates: As specified in the Preliminary Statement.

         Converted Mortgage Loan: Any Mortgage Loan with respect to which the Mortgagor has exercised the option to convert the Mortgage Rate to a fixed rate.

         Coop Shares: Shares issued by a Cooperative Corporation.

         Cooperative Corporation: The entity that holds title to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

         Cooperative Loan: Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

         Cooperative Property: The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

         Cooperative Unit: A single family dwelling located in a Cooperative Property.

         Corporate Trust Office: The designated offices of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which offices at the date of the execution of this Agreement are located, for Certificate transfer services, at Wells Fargo Center, Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113,
Attn: Corporate Trust Services - Mellon Residential Funding Corporation Mortgage Pass-Through Certificates Series 2000-TBC3, and for all other purposes at 11000 Broken Land Parkway, Columbia, Maryland 21044-3562, Attn: Corporate Trust Services-Mellon Residential Funding Corporation Mortgage Pass-Through Certificates Series, 2000-TBC3, and which are the respective addresses to which notices to and correspondence with the Trustee should be directed.

         Corresponding Classes of Certificates: With respect to each Subsidiary REMIC Regular Interest, any Class of Certificates appearing opposite such Subsidiary REMIC Regular Interest in the Preliminary Statement.

         Cut-off Date: As to any Initial Mortgage Loan, August 1, 2000. As to any Subsequent Mortgage Loan, the later of the first day of the month of the related Subsequent Transfer Date and the date of origination of such Mortgage Loan.

         Cut-off Date Pool Principal Balance: $380,058,160.83.

         Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

         Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

         Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

         Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

         Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

         Delay Certificates: As specified in the Preliminary Statement.

         Deleted Mortgage Loan: As defined in Section 2.03(c) hereof.

         Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the "Initial Notional Amount of this Certificate" or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

         Depositor: Mellon Residential Funding Corporation, a Delaware corporation, or its successor in interest.

         Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

         Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Determination Date: As to any Distribution Date, the 10th day of each month or if such day is not a Business Day the next preceding Business Day.

         Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.05 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association in trust for registered holders of Mellon Residential Funding Corporation, Mortgage Pass-Through Certificates, Series 2000-TBC3." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Distribution Account Deposit Date: As to any Distribution Date, 9:30 a.m. Massachusetts time on the Business Day immediately preceding such Distribution Date.

         Distribution Date: The 15th day of each calendar month after the initial issuance of the Certificates, or if such 15th day is not a Business Day, the next succeeding Business Day, commencing in September 2000.

         DTC: The Depository Trust Company, or any successor thereto.

         Due Date: With respect to any Distribution Date, the first day of the month in which the related Distribution Date occurs.

         Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the FDIC (to the limits established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with
(a) the trust department of a federal or state chartered depository institution or (b) a trust company, acting in its fiduciary capacity or (iv) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

         ERISA: The Employee Retirement Income Security Act of 1974, as amended.

         ERISA-Restricted Certificate: As specified in the Preliminary
Statement.

         Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.06(a) hereof.

         Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

         Event of Default: As defined in Section 7.01 hereof.

         Excess Funding Amount: The Pre-Funded Amount, if any, at the end of the Pre-Funding Period.

         Excess Loss: The amount of any (i) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (ii) Special Hazard Loss realized after the Special Hazard Coverage Termination Date or (iii) Bankruptcy Loss realized after the Bankruptcy Coverage Termination Date.

         Excess Proceeds: With respect to any Liquidated Mortgage Loan, the amount, if any, by which any Liquidation Proceeds of such Mortgage Loan received in the calendar month in which such Mortgage Loan became a Liquidated Mortgage Loan, net of any amounts previously reimbursed to the Master Servicer as Nonrecoverable Advance(s) with respect to such Mortgage Loan pursuant to Section 3.08(a)(iii), exceeds (i) the Stated Principal Balance of such Liquidated Mortgage Loan as of the Due Date in the month in which such Mortgage Loan became a Liquidated Mortgage Loan plus (ii) accrued interest at the Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date applicable to the Distribution Date immediately following the calendar month during which such liquidation occurred.

         Expense Rate: As to each Mortgage Loan, the sum of the related Master Servicing Fee Rate and Trustee Fee Rate.

         FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

         FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

         FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

         Fiscal Year: The calendar year or such other 12 month period as the Master Servicer shall designate by notice to the Trustee.

         Fitch: Fitch, Incorporated, or any successor thereto. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b) the address for notices to Fitch shall be Fitch, Incorporated, One State Street Plaza, New York, New York 10004, Attention: Residential Mortgage Surveillance Group, or such other address as Fitch may hereafter furnish to the Depositor, the Master Servicer and the Trustee.

         Floating Rate Certificate: As specified in the Preliminary Statement.

         FNMA: The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

         Formula Principal Amount: As to any Distribution Date, the sum of (a) the principal portion of each Scheduled Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Due Date, (b) the Stated Principal Balance of each

Mortgage Loan that was repurchased by the Seller or the Master Servicer pursuant to this Agreement as of such Distribution Date, (c) the Substitution Adjustment Amount in connection with any Deleted Mortgage Loan received with respect to such Distribution Date, (d) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of such Distribution Date, (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the amount of Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan in such preceding month, and (f) all partial and full Principal Prepayments received during the related Prepayment Period and the Excess Funding Amount, if any.

         Formula Rate: As to the Floating Rate Certificates, the amount determined pursuant to clause (a) of footnote (1), in the Preliminary Statement.

         Fraud Loan: A Liquidated Mortgage Loan as to which a Fraud Loss has occurred.

         Fraud Loss Coverage Amount: As of the Closing Date, $3,800,582 subject to reduction from time to time, by the amount of Fraud Losses allocated to the Certificates. In addition, on each anniversary of the Cut-off Date, the Fraud Loss Coverage Amount will be reduced as follows: (a) on the first, second, third and fourth anniversaries of the Cut-off Date, to an amount equal to the lesser of (i) 1% of the then current Pool Stated Principal Balance in the case of the first anniversary and 0.50% of the then current Pool Stated Principal Balance in the case of the second, third and fourth anniversaries and (ii) the excess of the Fraud Loss Coverage Amount as of the preceding anniversary of the Cut-off Date over the cumulative amount of Fraud Losses allocated to the Certificates since such preceding anniversary; and (b) on the fifth anniversary of the Cut-off Date, to zero.

         Fraud Loss Coverage Termination Date: The point in time at which the Fraud Loss Coverage Amount is reduced to zero.

         Fraud Losses: Realized Losses on Mortgage Loans as to which a loss is sustained by reason of a default arising from fraud, dishonesty or misrepresentation in connection with the related Mortgage Loan.

         Gross Margin: With respect to each Mortgage Loan, the number of basis points set forth in the related Mortgage Note which is added to the Loan Index to determine the Mortgage Rate on the related Adjustment Date, subject to the applicable Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate.

         Index: With respect to any Interest Accrual Period for the COFI Certificates, the then-applicable index used by the Trustee pursuant to Section
4.05 to determine the applicable Pass-Through Rate for such Interest Accrual Period for the COFI Certificates.

         Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

         Initial Bankruptcy Coverage Amount: $100,000.

         Initial Component Balance: As specified in the Preliminary Statement.

         Initial LIBOR Rate: 6.61875%.

         Initial Mortgage Loans: The Mortgage Loans delivered on the Closing
Date.

         Insurance Policy: With respect to any Mortgage Loan included in the Trust Fund, any insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

         Insurance Proceeds: Proceeds paid by an insurer pursuant to any Insurance Policy, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

         Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

         Interest Accrual Period: With respect to each Class of Delay Certificates, corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the calendar month prior to the month of such Distribution Date. With respect to any Non-Delay Certificates, corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the period commencing on the preceding Distribution Date (or in the case of the first Distribution Date, commencing on the Closing Date) and ending on the day preceding such Distribution Date.

         Interest Determination Date: With respect to any Interest Accrual Period after the first Interest Accrual Period for any Floating Rate Certificates, the second LIBOR Business Day prior to the first day of such Interest Accrual Period.

         Interest Rate: With respect to each Subsidiary REMIC Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

         Latest Possible Maturity Date: The Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

         LIBOR: The London interbank offered rate for one-month United States dollar deposits calculated in the manner described in Section 4.06.

         LIBOR Business Day: Any day other than a Saturday, a Sunday or any day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

         LIBOR Certificates: As specified in the Preliminary Statement.

         Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Master Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of an REO Property.

         Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee's sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, less the sum of related unreimbursed Master Servicing Fees, Servicing Advances and Advances.

Loan Index:       Each of the following:

         o the rate for one month U.S. dollar deposits in the London interbank offered market ("1-month LIBOR") as published in The Wall Street Journal of the edition specified in the related Mortgage Note on the last business day of the month preceding the month of the applicable Adjustment Date.

         o the prime rate (the "Prime Rate") reported in the money rates section of The Wall Street Journal as in effect on the day before the applicable Adjustment Date.

         o the weekly average yield of the secondary market interest rates on six-month negotiable Certificates of Deposit (the "6-month CD Rate") as made available by the Federal Reserve Board in Federal Reserve Statistical Releases H-15 and G-13 as most recently available 45 days before the applicable Adjustment Date.

         o the rate for six month dollar deposits in the London interbank offered market ("6-month LIBOR") reported in the money rates section of the Tuesday edition of The Wall Street Journal on or immediately preceding the date that is 45 days before the applicable Adjustment Date.

         o the typical one-month Certificate of Deposit rate (the "1-month CD Rate") in the secondary market as reported in the money rates section of The Wall Street Journal as in effect on the day before the applicable Adjustment Date.


         Loan-to-Collateral Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination less the Base Value of any Additional Collateral and the denominator of which is the Property Value.

         Loan-to-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Property Value of the related Mortgaged Property.

         Maintenance: With respect to any Cooperative Unit, the rent or fee paid by the Mortgagor to the Cooperative Corporation pursuant to the Proprietary Lease.

         Majority in Interest: As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

         Margin: As to any Distribution Date through the Put Date, 0.22%. As to any Distribution Date thereafter, 0.44%.

         Master REMIC: As described in the Preliminary Statement.

         Master Servicer: Boston Safe Deposit and Trust Company, a Massachusetts trust company, and its successors and assigns, in its capacity as master servicer hereunder. For purposes of representations and warranties and other provisions relating to servicing, FNMA or FHLMC qualifications, "Master Servicer" is deemed to include the Subservicer.

         Master Servicer Advance Date: As to any Distribution Date, 9:30 a.m. Massachusetts time on the Business Day immediately preceding such Distribution Date.

         Master Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount payable out of each full payment of interest received on such Mortgage Loan and equal to one-twelfth of the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month prior to the month of such Distribution Date, subject to reduction as provided in Section 3.14.

         Master Servicing Fee Rate: With respect to each Mortgage Loan, 0.375% per annum.

         Maximum Mortgage Rate: With respect to each Mortgage Loan, the highest Mortgage Rate that may be borne by the related Mortgage Note over the life of such Mortgage Loan.

         Maximum Rate: On each Distribution Date, 10.00% per annum multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period.

         Minimum Mortgage Rate: With respect to each Mortgage Loan, the lowest Mortgage Rate that may be borne by the related Mortgage Note over the life of such Mortgage Loan.

         Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.04.

         Moody's: Moody's Investors Service, Inc., or any successor thereto. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Pass-Through Monitoring, or such other address as Moody's may hereafter furnish to the Depositor, the Master Servicer and the Trustee.

         Mortgage: The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

         Mortgage File: The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

         Mortgage Loan Schedule: The list of Initial Mortgage Loans (as from time to time amended by the Master Servicer to reflect the addition of Substitute Mortgage Loans and the deletion of Deleted Mortgage Loans pursuant to the provisions of this Agreement) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as
Schedule I and as
modified by each list of Subsequent Mortgage Loans attached to each Subsequent Transfer Agreement setting forth the following information with respect to each Mortgage Loan:

                  (i)     the loan number;

                  (ii) the Mortgagor's name and the street address of the Mortgaged Property, including the zip code;

                  (iii)   the maturity date;

                  (iv)    the original principal balance;

                  (v)     the Cut-off Date Principal Balance;

                  (vi)    the first payment date of the Mortgage Loan;

                  (vii) the Scheduled Payment in effect as of the Cut-off Date;

                  (viii)  the Loan-to-Value Ratio at origination;

                  (ix) a code indicating whether the residential dwelling at the time of origination was represented to be owner-occupied;

                  (x) a code indicating whether the residential dwelling is either (a) a detached single family dwelling (b) a dwelling in a PUD,
         (c) a condominium unit, (d) a two- to four-unit residential property or
         (e) a Cooperative Unit (and a code indicating whether the related Cooperative Loan is an Unrecognized Cooperative Loan);

                  (xi)    the Mortgage Rate at the Cut-off Date;

                  (xii)   the purpose for the Mortgage Loan;

                  (xiii)  the Loan-to-Collateral Value Ratio at origination;

                  (xiv) a description of the Additional Collateral, if any, and the value thereof at the close of business on the Cut-off Date;

                  (xv) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule;

                  (xvi)   the date on which the Mortgage Loan was originated;

                  (xvii)  the Loan Index;

                  (xviii) the next Adjustment Date;

                  (xix)   the Gross Margin;

                  (xx) the initial and subsequent Periodic Rate Cap, Maximum Mortgage Rate and Minimum Mortgage Rate; and

                  (xxi) the minimum value of any Additional Collateral required under the terms of the Mortgage Loan.

         With respect to the Initial Mortgage Loans or Subsequent Mortgage Loans, as applicable, in the aggregate, such schedule shall also set forth the following information, as of the applicable Cut-off Date: (1) the number of Mortgage Loans; (2) the Cut-off Date Principal Balance; and (3) the weighted average Mortgage Rate of the Mortgage Loans.

         Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

         Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

         Mortgage Rate: The annual rate of interest borne by a Mortgage Note from time to time.

         Mortgaged Property: The underlying property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

         Mortgagor: The obligor(s) on a Mortgage Note.

         MR Interest: The sole class of "residual interest" in the Master REMIC.

         National Cost of Funds Index: The National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the Office of Thrift Supervision.

         Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the related Prepayment Period exceeds an amount equal to the aggregate Master Servicing Fee for such Distribution Date before reduction of the Master Servicing Fee in respect of such Prepayment Interest Shortfalls.

         Net WAC: For any Distribution Date, the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans, based on the Stated Principal Balances of such Mortgage Loans as of the close of business on the Due Date in the month preceding the month of the applicable Distribution Date, including the Pre-Funded Amount as of the close of business on the Due Date in the month preceding the month of the applicable Distribution Date, if any, assuming the Adjusted Net Mortgage Rate on the Pre-Funded Amount is equal to the weighted average of the Adjusted Net Mortgage Rates of the Mortgage Loans with a Loan Index of 1-month LIBOR, excluding such Mortgage Loans with an initial six month fixed rate period.

         Non-Delay Certificates: As specified in the Preliminary Statement.

         Non-Discount Mortgage Loan: Not applicable.

         Non-PO Formula Principal Amount: Not applicable.

         Non-PO Percentage: Not applicable.

         Nonrecoverable Advance: Any portion of an Advance previously made or proposed to be made by the Master Servicer that, in the good faith judgment of the Master Servicer, will not be ultimately recoverable by the Master Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

         Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

         Notional Amount: As to the Class X Certificates and any Distribution Date, the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such Distribution Date.

         Notional Amount Certificates: As specified in the Preliminary
Statement.

         Offered Certificates: As specified in the Preliminary Statement.

         Officer's Certificate: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor or the Master Servicer, or (ii), if provided for in this Agreement, signed by a Servicing Officer, as the case may be, and delivered to the Depositor and the Trustee, as the case may be, as required by this Agreement.

         Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or the Master Servicer, including, in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and the Master Servicer, (ii) not have any direct financial interest in the Depositor or the Master Servicer or in any affiliate of either, and (iii) not be connected with the-Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Optional Call: If the Put Option is exercised with respect to more than 90% of the outstanding aggregate Class Certificate Balance of the Certificates, the Standby Purchaser's option to purchase on the same terms as the Put Option all of the outstanding Certificates (other than the Class X and Class A-R Certificates) at the Optional Call Purchase Price, including Certificates with respect to which the applicable Holder has not exercised the Put Option.

         Optional Call Purchase Price: The aggregate of the Put Purchase Prices for all the Certificates.

         Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01(a) hereof.

         Original Capitalized Interest Amount: $1,432,057.

         Original Pre-Funded Amount: $100,000,000.

         Original Applicable Credit Support Percentage: With respect to each of the following Classes of Subordinated Certificates, the corresponding percentage described below, as of the Closing Date:

         Class B-1                             3.00%
         Class B-2                             2.00%
         Class B-3                             1.60%
         Class B-4                             1.10%
         Class B-5                             0.65%
         Class B-6                             0.35%

         Original Mortgage Loan: The mortgage loan refinanced in connection with the origination of a Refinancing Mortgage Loan.

         Original Subordinated Principal Balance: The aggregate of the Class Certificate Balances of the Subordinated Certificates as of the Closing Date.

         OTS: The Office of Thrift Supervision.

         Outside Reference Date: As to any Interest Accrual Period for the COFI Certificates, the close of business on the tenth Business Day thereof.

         Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and delivered under this Agreement except:

                  (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

                  (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

         Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero, which was not the subject of a Principal Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

         Overfunded Amount: As to any Subsequent Transfer Date or Pre-Funding Distribution Date, the excess, if any, of (x) the sum of (i) the amount on deposit in the Capitalized Interest Account on such date and, (ii) investment earnings on such amount at the rate of 2.5% per annum from such date to the final Pre-Funding Distribution Date and, (iii) investment earnings on the Pre-Funded Amount at the rate of 2.5% per annum from such date to the final Pre-Funding Distribution Date over (y) the sum of the Capitalized Interest Requirement for each remaining Pre-Funding Distribution Date, based on LIBOR of 6.61875% and Net WAC of 8.26403%.

         Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         Pass-Through Rate: For any interest bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

         Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

         Periodic Rate Cap: The provision, if any, in the Mortgage Note for each Mortgage Loan which limits increases or decreases in the Mortgage Rate on any particular or each Adjustment Date.

         Permitted Investments: At any time, any one or more of the following obligations and securities:

                  (i) obligations of the United States or any agency thereof, provided such obligations are backed by the full faith and credit of the United States;

                  (ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by each Rating Agency;

                  (iv) certificates of deposit, demand or time deposits, or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody's is not a Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

                  (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings institution to the extent that such deposits are fully insured by the FDIC;

                  (vi) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation containing, at the time of the issuance of such agreements, such terms and conditions as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency;

                  (vii) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

                  (viii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody's, such rating shall be the highest commercial paper rating of Moody's for any such securities), or such lower rating as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

                  (ix) units of a taxable money-market portfolio having the highest rating assigned by each Rating Agency (except if Fitch or Duff & Phelps is a Rating Agency and has not rated the portfolio, the highest rating assigned by Moody's) and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations; and

                  (x) such other investments bearing interest or sold at a discount acceptable to each Rating Agency as will not result in the downgrading or withdrawal of the rating then assigned to the Certificates by either Rating Agency, as evidenced by a signed writing delivered by each Rating Agency;

provided that no such instrument shall be a Permitted Investment if such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument.

         Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(l) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) an "electing partnership" as defined in Code Section 775, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224, and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by such government unit.

         Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

         Physical Certificate: As specified in the Preliminary Statement.

         Planned Balance: Not applicable.

         Planned Principal Classes: As specified in the Preliminary Statement.

         PO Formula Principal Amount: Not applicable.

         PO Percentage: Not applicable.

         Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances as of the Due Date in the month preceding the month of such Distribution Date of the Mortgage Loans which were Outstanding Mortgage Loans on such Due Date.

         Pre-Funded Amount: As of the Closing Date, the Original Pre-Funded Amount. As of any date thereafter, the amount on deposit in the Pre-Funding Account, excluding any Pre-Funding Earnings included therein.

         Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.08 in the name of the Trustee for the benefit of the Certificateholders and designated "Wells Fargo Bank Minnesota, National Association in trust for the registered holders of Mellon Residential Funding Corporation, Mortgage Pass-Through Certificates, Series 2000-TBC3." Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

         Pre-Funding Distribution Date: Each Distribution Date during and immediately after the Pre-Funding Period and the Distribution Date in the month following the end of the Pre-Funding Period.

         Pre-Funding Earnings: As of any date of determination, the amount of investment earnings or income, net of any losses from such investments, on deposit in the Pre-Funding Account.

         Pre-Funding Period: The period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is less than $100,000, (ii) the date on which an Event of Default occurs under this Agreement or (iii) the close of business on October 13, 2000.

         Prepayment Interest Shortfall: As to any Distribution Date, Mortgage Loan and Principal Prepayment received during the related Prepayment Period, the amount, if any, by which one month's interest at the related Mortgage Rate, net of the Master Servicing Fee Rate, on such Principal Prepayment exceeds the amount of interest paid in connection with such Principal Prepayment.

         Prepayment Period: As to any Distribution Date, the calendar month preceding the month of such Distribution Date.

         Primary Insurance Policy: Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

         Primary Planned Principal Classes: As specified in the Preliminary Statement.

         Principal Only Certificates: As specified in the Preliminary Statement.

         Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment. Partial Principal Prepayments shall be applied by the Master Servicer in accordance with the terms of the related Mortgage Note.

         Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

         Private Certificate: As specified in the Preliminary Statement.

         Property Value: With respect to any Mortgage Loan, the Property Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the least of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan, (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan and (c) the value of the Mortgaged Property determined by the Seller based upon a review of the appraisal made in accordance with clause (a); and (ii) with respect to a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan and (b) the value of the Mortgaged Property determined by the Seller based upon a review of the appraisal made in accordance with clause (a).

         Pro Rata Share: As to any Distribution Date, the Subordinated Principal Distribution Amount and any Class of Subordinated Certificates, the portion of the Subordinated Principal Distribution Amount allocable to such Class, equal to the product of the Subordinated Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate of the Class Certificate Balances of the Subordinated Certificates.

         Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

         Prospectus Supplement: The Prospectus Supplement dated August 10, 2000 relating to the Offered Certificates.

         PUD: Planned Unit Development.

         Purchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02, 2.03 or 2.08 hereof or purchased by the Master Servicer pursuant to Section 3.11 or Section 3.22, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, and (ii) accrued interest thereon at the applicable Mortgage Rate (or at the applicable Adjusted Mortgage Rate if (x) the purchaser is the Master Servicer or (y) if the purchaser is the Seller and the Seller is the Master Servicer) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders.

         Put Date: The Distribution Date in August 2002.

         Put Option: The option of each Certificateholder (other than Holders of the Class X Certificates and the Residual Certificates) to require the Standby Purchaser to purchase such Certificateholder's Certificates on the Put Date, exercisable during the Put Period.

         Put Period: The period from June 11, 2002 through June 17, 2002.

         Put Purchase Price: With respect to any Certificate for which the related Certificateholder has exercised the Put Option or, the Standby Purchaser has exercised the Optional Call, the sum of (A) the outstanding Certificate Principal Balance of such Certificate on the Put Date (after giving effect to distributions otherwise made on such date) multiplied by the Applicable Purchase Price Percentage plus (B) accrued and unpaid interest on the outstanding Certificate Principal Balance of such Certificate immediately prior to the Put Date at the applicable Pass-Through Rate.

         Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA-approved mortgage insurer and having a claims paying ability rating of at least "AA" or equivalent rating by a nationally recognized statistical rating organization. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

         Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be (i) Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, and (ii) Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Mortgage Surveillance Group, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Master Servicer.

         Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage
Loan) as of the date of such
liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Adjusted Net Mortgage Rate from the Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus
(iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Adjusted Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

         Recognition Agreement: With respect to any Cooperative Loan, an agreement between the Cooperative Corporation and the originator of such Mortgage Loan which establishes the rights of such originator in the Cooperative Property.

         Record Date: With respect to any Distribution Date and the Certificates, other than the Class A-1 Certificates, the close of business on the last Business Day of the month preceding the month in which such Distribution Date occurs and, for the Class A-1 Certificates, the Business Day immediately preceding the applicable Distribution Date.

         Reference Bank Rate: As to any Interest Accrual Period relating to the Floating Rate Certificates as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of the Floating Rate Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Certificate Balance of the Floating Rate Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Accrual Period.

         Reference Banks: Three major banks that are engaged in the London interbank market, selected by the Trustee after consultation with the Master Servicer.

         Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

         Regular Certificates: As specified in the Preliminary Statement.

         Relief Act: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

         REMIC: A "real estate mortgage investment conduit" within the meaning of section 860D of the Code.

         REMIC Change of Law: Any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to REMICs and the REMIC Provisions issued after the Closing Date.

         REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

         REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

         Request for Release: The Request for Release signed by a Servicing Officer and submitted by the Master Servicer to the Trustee, substantially in the form of Exhibits M and N, as appropriate.

         Required Coupon: Not applicable.

         Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

         Residual Certificates: As specified in the Preliminary Statement.

         Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Restricted Classes: As defined in Section 4.02(e).

         Scheduled Balances: Not applicable.

         Scheduled Classes: As specified in the Preliminary Statement.

         Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

         Secondary Planned Principal Clauses: As specified in the Preliminary Statement.

         Securities Act: The Securities Act of 1933, as amended.

         Seller: Boston Safe Deposit and Trust Company, a Massachusetts trust company, and its successors and assigns, in its capacity as seller of the Mortgage Loans to the Depositor.

         Senior Certificates: As specified in the Preliminary Statement.

         Senior Credit Support Depletion Date: The date on which the Class Certificate Balance of each Class of Subordinated Certificates has been reduced to zero.

         Senior Percentage: As to any Distribution Date occurring prior to the Distribution Date in September 2010, 100%, unless the aggregate of the Class Certificate Balance of the Senior Certificates immediately prior to such date is zero, in which case the Senior Percentage is 0%. As to any Distribution Date on or after the Distribution Date in September 2010, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such date.

         Senior Prepayment Percentage: For any Distribution Date during the ten years beginning on the first Distribution Date, 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the tenth anniversary of the first Distribution Date will, except as provided herein, be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the aggregate of the initial Class Certificate Balances of each Class of Senior Certificates divided by the aggregate of the initial Class Certificate Balances of all Classes of Certificates, in which case such Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the Senior Step Down Conditions are satisfied.

         Senior Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Senior Percentage of all amounts described in clauses (a) through
(d) of the definition of "Formula Principal Amount" for such Distribution Date,
(ii) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the lesser of (x) the Senior Percentage of the Stated Principal Balance of such Mortgage Loan and (y) either (A) the Senior Prepayment Percentage, or (B) if an Excess Loss was sustained with respect to such Liquidated Mortgage Loan during such prior calendar month, the Senior Pro Rata Percentage, of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (iii) the Senior Prepayment Percentage of the amounts described in clause (f) of the definition of "Formula Principal Amount" for such Distribution Date; provided, however that if a Bankruptcy Loss that is an Excess Loss is sustained with respect to a Mortgage Loan that is not a Liquidated Mortgage

Loan, the Senior Principal Distribution Amount will be reduced on the related Distribution Date by the Senior Pro Rata Percentage of the principal portion of such Bankruptcy Loss.

         Senior Pro Rata Percentage: As to any Distribution Date, the percentage equivalent of a fraction the numerator of which is the aggregate of the Class Certificate Balances of each Class of Senior Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates immediately prior to such date.

         Senior Step Down Conditions: As of the first Distribution Date as to which any decrease in the Senior Prepayment Percentage applies, (i) the outstanding principal balance of all Mortgage Loans delinquent 60 days or more (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the Subordinated Certificates on such Distribution Date, does not equal or exceed 50% or (ii) cumulative Realized Losses with respect to the Mortgage Loans do not exceed (a) with respect to the Distribution Date on the tenth anniversary of the first Distribution Date, 30% of the Original Subordinated Principal Balance, (b) with respect to the Distribution Date on the eleventh anniversary of the first Distribution Date, 35% of the Original Subordinated Principal Balance, (c) with respect to the Distribution Date on the twelfth anniversary of the first Distribution Date, 40% of the Original Subordinated Principal Balance, (d) with respect to the Distribution Date on the thirteenth anniversary of the first Distribution Date, 45% of the Original Subordinated Principal Balance and (e) with respect to the Distribution Date on the fourteenth anniversary of the first Distribution Date, 50% of the Original Subordinated Principal Balance.

         Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the Master Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to the Master Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under Section 3.09.

         Servicing Officer: Any officer of the Master Servicer, or officer of the Subservicer designated by the Master Servicer, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

         Special Hazard Coverage Termination Date: The point in time at which the Special Hazard Loss Coverage Amount is reduced to zero.

         Special Hazard Loss: Any Realized Loss suffered by a Mortgaged Property on account of direct physical loss but not including (i) any loss of a type covered by a hazard insurance policy or a flood insurance policy required to be maintained with respect to such Mortgaged Property pursuant to Section 3.09 to the extent of the amount of such loss covered thereby, or (ii) any loss caused by or resulting from:

         (a) normal wear and tear;

         (b) fraud, conversion or other dishonest act on the part of the Trustee, the Master Servicer or any of their agents or employees (without regard to any portion of the loss not covered by any errors and omissions policy);

         (c) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

         (d) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss be direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

         (e) hostile or warlike action in time of peace and war, including action in hindering, combating or defending against an actual, impending or expected attack:

                  1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

                  2. by military, naval or air forces; or

                  3. by an agent of any such government, power, authority or forces;

         (f) any weapon of war employing nuclear fission, fusion or other radioactive force, whether in time of peace or war; or

         (g) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority or risks of contraband or illegal transportation or trade.

         Special Hazard Loss Coverage Amount: With respect to the first Distribution Date, $6,638,770. With respect to any Distribution Date after the first Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate of the principal balances of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan and (iii) the aggregate of the principal balances of all Mortgage Loans secured by Mortgaged Properties located in the single California postal zip code area having the highest aggregate principal balance of any such zip code area and (b) the Special Hazard Loss Coverage Amount as of the Closing Date less the amount, if any, of Special Hazard Losses allocated to the Certificates since the Closing Date. All principal balances for the purpose of this definition will be calculated as of the first day of the calendar month preceding the month of such Distribution Date after giving effect to Scheduled Payments on the Mortgage Loans then due, whether or not paid.

         Special Hazard Mortgage Loan: A Liquidated Mortgage Loan as to which a Special Hazard Loss has occurred.

         SR Interest: The sole class of "residual interest" in the Subsidiary REMIC.

         S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor's Ratings Services, a division of The

McGraw-Hill Companies, Inc., 55 Water Street, 41st Floor, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Master Servicer and the Trustee.

         Standby Purchaser: Mellon Bank, N.A., a national banking association, or its successor in interest.

         Startup Day: The Closing Date.

         Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

         Subordinated Certificates: As specified in the Preliminary Statement.

         Subordinated Percentage: As to any Distribution Date, 100% minus the Senior Percentage for such Distribution Date.

         Subordinated Prepayment Percentage: As to any Distribution Date, 100% minus the Senior Prepayment Percentage for such Distribution Date.

         Subordinated Principal Distribution Amount: With respect to any Distribution Date: the sum of (i) the Subordinated Percentage of all amounts described in clauses (a) through (d) of the definition of "Formula Principal Amount" with respect to such Mortgage Loans for such Distribution Date, (ii) with respect to each such Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, after application of such amounts pursuant to clause (ii) of the definition of Senior Principal Distribution Amount and (iii) the Subordinated Prepayment Percentage of the amounts described in clause (f) of the definition of "Formula Principal Amount" for such Distribution Date.

         Subsequent Mortgage Loans: The Mortgage Loans identified on each Subsequent Mortgage Loan Transfer Agreement as being sold pursuant thereto.

         Subsequent Transfer Agreement: The Subsequent Transfer Agreement entered into among the Seller, the Depositor and the Trustee, substantially in the form attached as Exhibit P.

         Subsequent Transfer Date: Each date during the Pre-Funding Period on which Subsequent Mortgage Loans are sold to the Trust.

         Subservicer: Dovenmuehle Mortgage, Inc., or any other person to whom the Master Servicer has contracted for the servicing of all or a portion of the Mortgage Loans pursuant to Section 3.02 hereof.

         Subsidiary REMIC: With respect to each Subsidiary REMIC Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

         Subsidiary REMIC Interest: Any one of the Subsidiary REMIC Regular Interest or the SR Interest.

         Subsidiary REMIC Regular Interest: Any one of the "regular interests" in the Subsidiary REMIC described in the Preliminary Statement.

         Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit N, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio and a Loan-to-Collateral Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; (v) have the same Loan Index as the Deleted Mortgage Loan, (vi) have a Gross Margin and Maximum Mortgage Rate no lower than, and not more than 1% per annum higher than those of the Deleted Mortgage Loan and (vii) comply with each representation and warranty set forth in Section 2.03 hereof.

         Substitution Adjustment Amount: The meaning ascribed to such term pursuant to Section 2.03.

         Support Classes: As specified in the Preliminary Statement.

         Targeted Balance: Not applicable.

         Targeted Principal Classes: As specified in the Preliminary Statement.

         Tax Matters Person: The person designated as "tax matters person" in the manner provided under Treasury regulation " 1.860F-4(d) and temporary Treasury regulation " 301.6231(a)(7)1T.

         Tax Matters Person Certificate: The Class A-R Certificate with a Denomination of $1.00.

         Telerate Page 3750: The display designated as page 3750 on Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

         Trustee: Wells Fargo Bank Minnesota, National Association and its successors and, if a successor trustee is appointed hereunder, such successor.

         Trustee Fee: As to any Distribution Date, an amount equal to one-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the Pool Stated Principal Balance with respect to such Distribution Date and (ii) the Pre-Funded Amount.

         Trustee Fee Rate: With respect to each Mortgage Loan and the funds in the Pre-Funding Account, 0.009% of the Outstanding Mortgage Loan balance and the Pre-Funded Amount.

         Trust Fund: The trust created hereunder which shall be known as MRFC Mortgage Pass-Through Trust, Series 2000-TBC3 and the corpus of which consists of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) the Certificate Account, the Pre-Funding Account, Capitalized Interest Account and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; and (iv) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

         Unrecognized Cooperative Loan: A Cooperative Loan which is not recognized by the related Cooperative Corporation.

         Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to each Class of Notional Amount Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), and (b) the remaining Voting Rights (or 100% of the Voting Rights if there is no Class of Notional Amount Certificates) shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.


                                   ARTICLE II

                         CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01. Conveyance of Mortgage Loans.

         (a) The Seller, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Depositor, without recourse, all the right, title and interest of the Seller in and to Initial Mortgage Loans, including all interest and principal received or receivable by the Seller on or with respect to Initial Mortgage Loans after the Cut-off Date and all interest and principal payments on Initial Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on Initial Mortgage Loans on or before the Cut-off Date and the Seller's security interest in any Additional Collateral. Except as provided by the Additional Pledged Collateral Custodial Agreement delivered herewith, on or prior to the Closing Date, the Seller shall deliver to the Depositor or, at the Depositor's direction, to the Trustee or other designee of the Depositor, the Mortgage File for each Initial Mortgage Loan listed in the Mortgage Loan Schedule. Such delivery of the Mortgage Files shall be made against payment by the Depositor of the purchase price, previously agreed to by the Seller and Depositor, for the Initial Mortgage Loans. With respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date, the Seller shall deposit into the Distribution Account on or before the Distribution Account Deposit Date relating to the first Distribution Date, an amount equal to one month's interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of such Initial Mortgage Loan.

         (b) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund and the security interest in the Additional Collateral, together with the Depositor's right to require the Seller to cure any breach of a representation or warranty made herein by the Seller or to repurchase or substitute for any affected Mortgage Loan in accordance herewith. In addition, the Depositor has caused to be paid to the Trustee the Original Capitalized Interest Amount and the Original Pre-Funded Amount.

         (c) In connection with the transfer and assignment set forth in clause
(b) above, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

                  (i) the original Mortgage Note (or with respect to ________________ Mortgage Loans, a lost note affidavit for each) endorsed by manual or facsimile signature in blank in the following form: "Pay to the order of ____________ without recourse," with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller (each such endorsement being sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note);

                  (ii) except with respect to a Cooperative Loan and except as provided below, within 45 days after the Closing Date the original recorded Mortgage and any amendment thereto or a copy of such Mortgage or amendment certified by the Seller as being a true and complete copy of the Mortgage;

                  (iii) except with respect to a Cooperative Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments), together with, except as provided below, within 45 days after the Closing Date all interim recorded assignments of such Mortgage (each such assignment, when duly and validly completed, to be in recordable form and sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates) sufficient to show a complete chain of assignment from the originator to the Seller; provided that, if the related Mortgage has not been returned from the applicable public recording office, such assignment of the Mortgage may exclude the information to be provided by the recording office;

                  (iv) the original or copies of each assumption, modification, written assurance or substitution agreement, if any;

                  (v) except with respect to a Cooperative Loan and except as provided below, within 45 days after the Closing Date the original or duplicate original lender's title policy and all riders thereto; and

                  (vi) in the case of a Cooperative Loan, the originals of the following documents or instruments:

                           (a) Except for Partially Unrecognized Cooperative
                  Loans, the Coop Shares, together with a stock power in blank;

                           (b) The executed Security Agreement;

                           (c) Except for Partially Unrecognized Cooperative
                  Loans, the executed Proprietary Lease;

                           (d) Except for Partially Unrecognized Cooperative
                  Loans, the executed Recognition Agreement;

                           (e) [Reserved];

                           (f) Except for Partially Unrecognized Cooperative
                  Loans, the executed UCC-1 financing statement with evidence of recording thereon which have been filed in all places required to perfect the Seller's interest in the Coop Shares and the Proprietary Lease; and

                           (g) Except for Partially Unrecognized Cooperative
                  Loans, executed UCC-3 financing statements or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

         In the event that in connection with the documents and instruments specified above with respect to any Mortgage Loan the Depositor cannot deliver
(a) the original recorded Mortgage or any amendment thereto, (b) all interim recorded assignments or (c) the lender's title policy (together with all riders thereto) satisfying the requirements of clause (ii), (iii) or (v) above, respectively, because such document or documents have not been returned from the applicable public recording office in the case of clause (ii) or (iii) above, or because the title policy has not been delivered to either the Master Servicer or the Depositor by the applicable title insurer in the case of clause (v) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (ii) or (iii) above, such original Mortgage, such amendment thereto or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office, but in no event shall any such delivery of the original Mortgage, any amendment thereto, and each such interim assignment or a copy thereof, certified, if appropriate, by the relevant recording office, be made later than one year following the Closing Date, or, in the case of clause (v) above, no later than 120 days following the Closing Date; provided, however, in the event the Depositor is unable to deliver by such date each Mortgage, any amendment thereto, and each such interim assignment by reason of the fact that any such documents have not been returned by the appropriate recording office, or, in the case of each such interim assignment, because the related Mortgage or amendment thereto has not been returned by the appropriate recording office, the Depositor shall deliver such documents to the Trustee as promptly as possible upon receipt thereof and, in any event, within 720 days following the Closing Date. The Depositor shall forward or cause to be forwarded to the Trustee (a) from time to time additional original documents evidencing an assumption or modification of a Mortgage Loan and (b) any other documents required to be delivered by the Depositor or the Master Servicer to the Trustee. In the event that the original Mortgage is not delivered and in connection with the payment in full of the related Mortgage Loan and the public recording office requires the presentation of a "lost instruments affidavit and indemnity" or any equivalent document, because only a copy of the Mortgage can be delivered with the instrument of satisfaction or reconveyance, the Master Servicer shall execute and deliver or cause to be executed and delivered such a document to the public recording office. In the case where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, the Seller shall deliver to the Trustee a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

         As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Master Servicer shall
(i) affix the Trustee's name to each assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignments of Mortgage as to which the Master Servicer has not received the information required to prepare such assignment in recordable form, the Master Servicer's obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after receipt thereof and that the Master Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan (a) the Mortgaged Property relating to which is located in California or (b) in any other jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller's expense) to the Trustee, the recordation of such assignment is not necessary to protect the Trustee's and the Certificateholders' interest in the related Mortgage Loan.

         In the case of Mortgage Loans that have been prepaid in full as of the Closing Date, the Depositor, in lieu of delivering the above documents to the Trustee, will deposit in the Certificate Account the portion of such payment that is required to be deposited in the Certificate Account pursuant to Section
3.05 hereof.

         SECTION 2.02. Acceptance by Trustee of the Mortgage Loans.

         The Trustee acknowledges receipt of the Original Capitalized Interest Amount and the Original Pre-Funded Amount and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G with any applicable exceptions noted and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage Files, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the Mortgage Notes in the State of Minnesota, unless otherwise permitted by the Rating Agencies.

         The Trustee agrees to execute and deliver on the Closing Date to the Depositor, the Master Servicer and the Seller an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the Trustee acknowledges that such documents appear regular on their face and relate to such Initial Mortgage Loan. The Trustee shall be under no duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

         Not later than 90 days after the Closing Date, the Trustee shall deliver to the Depositor, the Master Servicer and the Seller a Final Certification in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

         If, in the course of such review, the Trustee finds any document constituting a part of a Mortgage File which does not meet the requirements of
Section 2.01, the Trustee shall list such as an exception in the Final Certification; provided, however that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (a) substitute for the related Mortgage Loan a Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or purchase occur more than 540 days from the Closing Date, except that if the substitution or purchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, and there is a dispute between either the Master Servicer or the Seller and the Trustee over the location or status of the recorded document, then such substitution or purchase shall occur within 720 days from the Closing Date. The Trustee shall deliver written notice to each Rating Agency within 270 days from the Closing Date indicating each Mortgage Loan (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the Trustee. Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Distribution Account Deposit Date for the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at the Seller's request such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest in the Seller, or a designee, the Trustee's interest in any Mortgage Loan released pursuant hereto.

         The Trustee shall retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions set forth herein. The Master Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Mortgage File as come into the possession of the Master Servicer from time to time.

         The Master Servicer, as custodian under the Additional Pledged Collateral Custodial Agreement, acknowledges the deemed transfer to it as custodian of the Additional Collateral and agrees that it shall hold the same on behalf of the Trustee pursuant to the Additional Pledged Collateral Custodial Agreement.

         It is understood and agreed that the obligation of the Seller to substitute for or to purchase any Mortgage Loan which does not meet the requirements of Section 2.01 above shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

         SECTION 2.03. Representations, Warranties and Covenants of the Seller
                       and Master Servicer.

         (a) Boston Safe Deposit and Trust Company, in its capacities as Seller and Master Servicer, hereby makes the representations and warranties set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

         (b) The Seller, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date.

         (c) Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund and substitute in its place a Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit N and the Mortgage File for any such Substitute Mortgage Loan. The Seller shall promptly reimburse the Master Servicer and the Trustee for any expenses reasonably incurred by the Master Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to the representations and warranties described in this Section which are made to the best of the Seller's knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

         With respect to any Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Master Servicer shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Substitute Mortgage Loan or Loans and the Master Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller's direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee's interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

         For any month in which the Seller substitutes one or more Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the "Substitution Adjustment Amount") plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Certificate Account by the Seller on or before the Distribution Account Deposit Date for the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

         In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Certificate Account pursuant to Section 3.05 before the Distribution Account Deposit Date for the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel required by Section 2.05 in connection with a substitution and receipt of a Request for Release in the form of Exhibit N hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or replace any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

         The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

         SECTION 2.04. Representations and Warranties of the Depositor as to the
                       Mortgage Loans.

         The Depositor hereby represents and warrants to the Trustee with respect to each Mortgage Loan as of the date hereof or such other date set forth herein that as of the Closing Date, and following the transfer of the Mortgage Loans to it by the Seller, the Depositor had good title to the Mortgage Loans and the Mortgage Notes were subject to no offsets, defenses or counterclaims arising from the action or inaction of the Depositor.

         It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee. Upon discovery by the Depositor or the Trustee of a breach of any of the foregoing representations and warranties set forth in this Section 2.04 (referred to herein as a "breach"), which breach materially and adversely affects the interest of the Certificateholders, the party discovering such breach shall give prompt written notice to the others and to each Rating Agency.

         SECTION 2.05. Delivery of Opinion of Counsel in Connection with
                       Substitutions.

         (a) Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on "prohibited transactions" on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (b) Upon discovery by the Depositor, the Seller, the Master Servicer, or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller's option, to either (i) substitute, if the conditions in Section 2.03(c) with respect to substitutions are satisfied, a Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

         SECTION 2.06. Execution and Delivery of Certificates.

         The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

         SECTION 2.07. REMIC Matters.

         The Preliminary Statement sets forth the designations and "latest possible maturity date" for federal income tax purposes of all interests created hereby. The "Startup Day" for purposes of the REMIC Provisions shall be the Closing Date. The "tax matters person" with respect to each REMIC designated hereunder shall be the holder of the Tax Matters Person Certificate, which initially is the Master Servicer. The fiscal year of each REMIC designated hereunder shall be the calendar year.

         SECTION 2.08. Converted Mortgage Loans.

         (a) The Trustee, as note holder, hereby appoints the Master Servicer to determine the fixed rate for each Converted Mortgage Loan in accordance with the terms of the applicable Mortgage Note and to otherwise determine whether the related Mortgagor has complied with the requirements thereof in order to exercise the conversion option.

         (b) On or before the Master Servicer Advance Date in the month following the month in which a Mortgage Loan becomes a Converted Mortgage Loan, the Seller shall repurchase such Converted Mortgage Loan for an amount equal to the Purchase Price therefor. The Seller shall cause such Purchase Price to be delivered to the Master Servicer for deposit in the Certificate Account.

         (c) Upon payment of the Purchase Price, the Trustee shall reconvey the applicable Converted Mortgage Loan, without recourse, to the Seller or its designee and release the related Mortgage File to the order of the Seller.

         (d) Notwithstanding that a Mortgage Loan becomes a Converted Mortgage Loan in any month, such Converted Mortgage Loan shall remain in the Trust Fund and all payments of principal and interest in respect thereof shall remain in the Trust Fund unless and until such Converted Mortgage Loan is repurchased by the Seller.

         (e) The obligation of the Seller provided in Section 2.08(b) shall terminate without further action upon the bankruptcy or insolvency of the Seller.

         SECTION 2.09. Subsequent Transfers. (a) Subject to the satisfaction of the conditions set forth in paragraph (b) below and pursuant to the terms of each Subsequent Transfer Agreement, in consideration of the Trustee's delivery, on behalf of the Trust Fund, on the related Subsequent Transfer Date to or upon the order of the Depositor of the purchase price therefor, the Seller and the Depositor shall on any Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee on behalf of the Trust Fund, all of their respective right, title and interest in and to each Subsequent Mortgage Loan listed on the schedule attached to the Subsequent Transfer Agreement on such Subsequent Transfer Date including all interest and principal received or receivable by the Seller on or with respect to the Subsequent Mortgage Loans after the related Cut-off Date and all interest and principal payments on the Subsequent Mortgage Loans received prior to the related Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Subsequent Mortgage Loans on or before the related Cut-off Date and the Seller's security interest in any

Additional Collateral. The transfer by the Seller and the Depositor of the Subsequent Mortgage Loans to the Trustee shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Seller to the Trust Fund. If the assignment and transfer of the Subsequent Mortgage Loans and the other property specified in this Section 2.09 pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller and the Depositor each intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller and the Depositor each shall be deemed to have granted and does hereby grant to the Trustee as of such Subsequent Transfer Date a first priority security interest in its respective entire right, title and interest in and to the Subsequent Mortgage Loans and all other property conveyed to the Trustee pursuant to this Section 2.09 and all proceeds thereof and (ii) this Agreement shall constitute a security agreement under applicable law. The purchase price shall be one hundred percent (100%) of the Stated Principal Balances of the Subsequent Mortgage Loans as of the related Cut-off Date.

         (b) The Seller shall transfer and deliver to the Trustee or the Custodian on behalf of the Trustee the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the applicable Subsequent Transfer Date:

                  (i) The Seller shall have provided the Trustee and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to the applicable Subsequent Transfer Date and shall designate the Subsequent Mortgage Loans to be sold to the Trust Fund and the aggregate Stated Principal Balance of such Mortgage Loans and the Rating Agencies shall not have informed the Seller or the Trustee prior to the applicable Subsequent Transfer that the inclusion of such Subsequent Mortgage Loans would result in the downgrade or withdrawal of the ratings assigned to the Certificates;

                  (ii) The Seller and the Depositor shall have delivered to the Trustee a duly executed Subsequent Transfer Agreement in substantially the form of Exhibit P;

                  (iii) The Seller shall have delivered to the Master Servicer for deposit in the Certificate Account all principal collected and interest collected to the extent accrued after the related Cut-off Date;

                  (iv) As of each Subsequent Transfer Date, the Seller was not insolvent nor will the Seller be made insolvent by such transfer nor is the Seller aware of any pending insolvency;

                  (v) Such addition will not result in a material adverse tax consequence to any REMIC or the Holders of the Certificates;

                  (vi)  The Pre-Funding Period shall not have terminated;

                  (vii) The Seller shall have provided the Trustee and the Rating Agencies with an Opinion of Counsel relating to the sale (i.e., "True Sale Opinion") of the Subsequent Mortgage Loans to the Trustee, the enforceability of the Subsequent Transfer Agreement and to the effect that the transfer of such Subsequent Mortgage Loans will not adversely affect the status of any REMIC as a REMIC which matters may be covered in the opinions delivered on the Closing Date;

                  (viii) The Subsequent Mortgage Loans satisfy the parameters set forth in Exhibit Q hereto; and

                  (ix) On the last Subsequent Transfer Date, the Trustee shall have received an accountant's letter confirming that the characteristics of the Mortgage Loans (including the Subsequent Mortgage Loans) satisfy the conditions set forth in Exhibit Q hereto.

         (c) The Seller, the Depositor and the Trustee shall comply with their respective obligations set forth in Section 2.01, 2.02, 2.03 and 2.04 with respect to the Subsequent Mortgage Loans delivered on each Subsequent Transfer Date. References in such Sections to the Mortgage Loans shall be deemed to refer to the Subsequent Mortgage Loans and references to the Closing Date shall be deemed to refer to the applicable Subsequent Transfer Date except that references to 720 days after the Closing Date shall remain unchanged as shall representations made with specific reference to the Initial Mortgage Loans.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

         SECTION 3.01. Master Servicer to Service Mortgage Loans.

         For and on behalf of the Certificateholders, the Master Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and Accepted Servicing Practices. In connection with such servicing and administration, the Master Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement),
(iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that the Master Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Master Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Master Servicer believes it appropriate in its reasonable judgment, to execute and deliver and record (if appropriate), on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Master Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer to service and administer the Mortgage Loans to the extent that the Master Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Master Servicer.

         In accordance with the terms of this Agreement and Accepted Servicing Practices, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08. The costs incurred by the Master Servicer, if any, in effecting the payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

         SECTION 3.02. Subservicing; Enforcement of the Obligations of
                       Servicers.

         (a) The Master Servicer shall arrange for the subservicing of any Mortgage Loan by a Subservicer pursuant to a subservicing agreement; provided, however, that such subservicing arrangement and the terms of the related subservicing agreement must provide for the servicing of such Mortgage Loans in a manner consistent with the servicing arrangements contemplated hereunder. Unless the context otherwise requires, references in this Agreement to actions taken or to be taken by the Master Servicer in servicing the Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer. Notwithstanding the provisions of any subservicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Depositor, the Trustee and the Certificateholders for the servicing and administration of the Mortgage Loans in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue of such subservicing agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into an agreement with the Subservicer for indemnification of the Master Servicer by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. All actions of each Subservicer performed pursuant to the related subservicing agreement shall be performed as an agent of the Master Servicer with the same force and effect as if performed directly by the Master Servicer.

         (b) For purposes of this Agreement, the Master Servicer shall be deemed to have received any collections, recoveries or payments with respect to the Mortgage Loans that are received by a Subservicer regardless of whether such payments are remitted by the Subservicer to the Master Servicer.

         (c) The Master Servicer shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer's fee shall not exceed the Master Servicing Fee.

         (d) At the cost and expense of the Master Servicer, without any right of reimbursement from the Certificate Account, the Master Servicer shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor subservicer. In the event that the Master Servicer's responsibilities and duties under this Agreement are terminated pursuant to Section 6.04, 7.01 or 9.01, the Master Servicer shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Master Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Master Servicer's own funds without reimbursement from the Depositor or the Trust Fund.

         (e) Any subservicing agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Master Servicer alone, and the Depositor and the Trustee shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability to pay the Subservicer's fees and expenses.

         SECTION 3.03. Rights of the Depositor and the Trustee in Respect of the
                       Master Servicer.

         The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder and in connection with any such defaulted obligation to exercise the related rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. Neither the Trustee nor the Depositor shall have any responsibility or liability for any action or failure to act by the Master Servicer nor shall the Trustee or the Depositor be obligated to supervise the performance of the Master Servicer hereunder or otherwise.

         SECTION 3.04. Trustee to Act as Master Servicer.

         In the event that the Master Servicer shall for any reason no longer be the Master Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer pursuant to
Section 3.09 hereof or any acts or omissions of the predecessor Master Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof, (iv) responsible for expenses of the Master Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Master Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof. Each subservicing agreement shall provide that if the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default), the Trustee or its successor may, at its option, succeed to any rights and obligations of the Master Servicer under each subservicing agreement.

         The Master Servicer shall, upon request of the Trustee, but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each subservicing agreement or substitute subservicing agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute subservicing agreement to the assuming party.

         The Trustee shall be entitled to be reimbursed from the Master Servicer for all costs associated with the transfer of servicing from the Master Servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee to service the Mortgage Loans properly and effectively.

         SECTION 3.05. Collection of Mortgage Loan Payments; Certificate
                       Account; Distribution Account.

         (a) The Master Servicer shall make reasonable efforts in accordance with Accepted Servicing Practices to collect all payments called for under the terms and provisions of the Mortgage Loans to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Required Insurance Policy. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or any prepayment charge, assumption fee or penalty interest in connection with the prepayment of a Mortgage Loan or any other fee that may be collected in the ordinary course of servicing the Mortgage Loans and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days or such longer period as may be consistent with a loan modification program previously approved by the Depositor; provided, however, that the Master Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Subsequent Mortgage Loan as of the related Cut-off Date. In the event of any such arrangement, the Master Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of
Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Master Servicer shall not permit any modification of any material term of any Mortgage Loan, including any modification that would change the Mortgage Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) on such Mortgage Loan. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

         (b) The Master Servicer shall establish and maintain a Certificate Account into which the Master Servicer shall deposit or cause to be deposited on a daily basis, within two Business Days of receipt, except as otherwise specifically provided herein, the following payments and collections remitted by Subservicers or received by it in respect of Mortgage Loans subsequent to the Cut-off Date (other than in respect of principal and interest due on the Mortgage Loans on or before the Cut-off Date) and the following amounts required to be deposited hereunder:

                  (i) all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

                  (ii) all payments on account of interest on the Mortgage Loans, net of the related Master Servicing Fee;

                  (iii) all Insurance Proceeds and Liquidation Proceeds, other than proceeds to be applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures;

                  (iv) any amount required to be deposited by the Master Servicer pursuant to Section 3.05(d) in connection with any losses on Permitted Investments;

                  (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.09(a), 3.09(b), and in respect of net monthly rental income from REO Property pursuant to Section 3.11 hereof;

                  (vi)   all Substitution Adjustment Amounts;

                  (vii)  all Advances made by the Master Servicer pursuant to
         Section 4.01; and

                  (viii) any other amounts required to be deposited hereunder.

         The foregoing requirements for remittance by the Master Servicer shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of prepayment penalties, late payment charges or assumption fees, if collected, need not be remitted by the Master Servicer. In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Certificate Account to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining the Certificate Account which describes the amounts deposited in error in the Certificate Account. The Master Servicer shall maintain adequate records with respect to all withdrawals made pursuant to this Section. All funds deposited in the Certificate Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

         (c) The Trustee shall establish and maintain, on behalf of the Certificateholders, the Distribution Account. The Trustee shall, promptly upon receipt, deposit in the Distribution Account and retain therein the following:

                  (i) the aggregate amount remitted by the Master Servicer to the Trustee pursuant to Section 3.08(a)(ix);

                  (ii)  any amount deposited by the Master Servicer pursuant to
         Section 3.05(d) in connection with any losses on Permitted Investments;

                  (iii) the Capitalized Interest Requirement, if any, and Excess Funding Amount, if any; and

                  (iv) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

         In the event that the Master Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer's Certificate to the Trustee which describes the amounts deposited in error in the Distribution

Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08. In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Master Servicer.

         (d) Each institution at which the Certificate Account is maintained shall invest the funds therein as directed in writing by the Master Servicer in Permitted Investments, which shall mature not later than the second Business Day next preceding the related Distribution Account Deposit Date (except that if such Permitted Investment is an obligation of the institution that maintains such account, then such Permitted Investment shall mature not later than the Business Day next preceding such Distribution Account Deposit Date) and, shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Master Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Master Servicer in the Certificate Account.

         (e) The Master Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

         SECTION 3.06. Collection of Taxes, Assessments and Similar Items;
                       Escrow Accounts; Maintenance of Records.

         (a) To the extent required by the related Mortgage Note and not violative of current law, the Master Servicer shall establish and maintain one or more accounts (each, an "Escrow Account") and deposit, on a daily basis, and retain therein all collections from the Mortgagors (or advances by the Master Servicer) constituting Escrow Payments separate and apart from any of its own funds and general assets for the account of the Mortgagors. Nothing herein shall require the Master Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law or unless required by the applicable Mortgage Loan.

         (b) Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of ground rents, taxes, assessments, water rates, mortgage insurance premiums, fire, flood and hazard insurance premiums, condominium or PUD association dues, or comparable items constituting Escrow Payments for the related Mortgage, to reimburse the Master Servicer out of related collections for any payments made pursuant to Sections 3.01 hereof (with respect to taxes and assessments and insurance premiums) and 3.09 hereof (with respect to hazard insurance), to refund to any Mortgagors any sums determined to be in excess of the amounts required under the terms of the related Mortgage Note, to pay interest, if required by law or the terms of the related Mortgage or Mortgage Note, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement in accordance with Section 9.01 hereof. The Escrow Accounts shall not be a part of the Trust Fund.

         (c) With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and the charges which are or may become a lien upon the Mortgaged Property and the status of fire, flood and hazard insurance coverage and with respect to each Mortgage Loan which provides for Escrow Payments, the Master Servicer shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Master Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Master Servicer shall advance any payments referred to in Section 3.06(a) that are not timely paid by the Mortgagors in accordance with Accepted Servicing Practices, but the Master Servicer shall be required so to advance only to the extent that such advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise.

         (d) The Master Servicer shall be entitled to retain any interest on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Master Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

         SECTION 3.07. Access to Certain Documentation and Information Regarding
                       the Mortgage Loans.

         The Master Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Master Servicer.

         Upon reasonable advance notice in writing, the Master Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Master Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Master Servicer in providing such reports and access.

         SECTION 3.08. Permitted Withdrawals from the Certificate Account and
                       Distribution Account.

         (a) The Master Servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

                  (i) to pay to the Master Servicer (to the extent not previously retained by the Master Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Certificate Account;

                  (ii) to reimburse the Master Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

                  (iii) to reimburse the Master Servicer for any Nonrecoverable Advance previously made;

                  (iv) to reimburse the Master Servicer for Insured Expenses from the related Insurance Proceeds;

                  (v) to reimburse the Master Servicer for (a) unreimbursed Servicing Advances, the Master Servicer's right to reimbursement pursuant to this clause (a) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan(s) which represent late recoveries of the payments for which such advances were made pursuant to Section 3.01 or Section 3.06 and (b) for unpaid Master Servicing Fees as provided in Section 3.11 hereof;

                  (vi) to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

                  (vii) to reimburse the Seller, the Master Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

                  (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein;

                  (ix) on or prior to the Distribution Account Deposit Date, to withdraw an amount equal to the portion of Available Funds for such Distribution Date on deposit therein and remit such amount to the Trustee for deposit in the Distribution Account; and

                  (x) to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

         The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to such subclauses (i), (ii),
(iv), (v) and (vi). Prior to making any withdrawal from the Certificate Account pursuant to subclause (iii), the Master Servicer shall deliver to the Trustee an Officer's Certificate of a Servicing Officer indicating the amount of any previous Advance determined by the Master Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

         (b) The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold and pay from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

                  (i) to pay to itself the related Trustee Fee on each Distribution Date;

                  (ii)  [reserved];

                  (iii) to withdraw and return to the Master Servicer any amount deposited in the Distribution Account and not required to be deposited therein; and

                  (iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 9.01 hereof.

         SECTION 3.09. Maintenance of Hazard Insurance.

         (a) Except in the case of Cooperative Loans, the Master Servicer shall cause to be maintained, for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a FNMA or FHLMC acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount that is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan or (ii) the greater of (y) the outstanding principal balance of the Mortgage Loan and (z) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect with a generally acceptable insurance carrier in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement-cost basis or the unpaid balance of the Mortgage Loan (if replacement coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If a Mortgage is secured by a unit in a condominium, the Master Servicer shall have received a certificate of insurance evidencing a master policy held by the owner's association and naming the Master Servicer as loss payee. All policies required hereunder shall name the Master Servicer as loss payee and shall be endorsed with standard mortgage clauses, which shall provide for at least 30 days' prior written notice of any cancellation, reduction in amount or material change in coverage. The Master Servicer shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent; provided, however, that the Master Servicer shall not accept any such insurance policies from insurance companies unless such companies satisfy the requirements of FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. Any amounts collected by the Master Servicer under any such policies (other than the amounts to be deposited in the Escrow Account and to be applied to the restoration or repair of the related Mortgaged Property) (or, in the case of a Cooperative Loan, the related Cooperative Unit) or property acquired in liquidation of the Mortgage Loan, or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Certificate Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the principal balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer out of late payments by the related Mortgagor or out of Liquidation Proceeds to the extent permitted by Section 3.08 hereof. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

         (b) In the event that the Master Servicer shall maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on any or all of the Mortgage Loans and, to the extent such policy provides coverage in an amount equal to the amount required pursuant to
Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a). Any amounts collected by the Master Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Certificate Account. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the Master Servicer shall deposit in the Certificate Account at the time of such loss the amount not otherwise deposited from the Master Servicer's funds, without reimbursement therefor. Upon request of the Depositor or the Trustee, the Master Servicer shall cause to be delivered to the Depositor or the Trustee, as applicable, a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Depositor and the Trustee. In connection with its activities as Master Servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

         SECTION 3.10. Enforcement of Due-on-Sale Clauses; Assumption
                       Agreements.

         (a) Except as otherwise provided in this Section, when any property subject to a Mortgage has been conveyed by the Mortgagor, the Master Servicer shall to the extent that it has knowledge of such conveyance, enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy. Notwithstanding the foregoing, the Master Servicer is not required to exercise such rights with respect to a Mortgage Loan if the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed satisfies the terms and conditions contained in the Mortgage Note and Mortgage related thereto and the consent of the mortgagee under such Mortgage Note or Mortgage is not otherwise so required under such Mortgage Note or Mortgage as a condition to such transfer. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.10(b), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters into such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to
Section 3.10(b), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

         (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.10(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect and if the credit of the proposed transferee does not meet such underwriting criteria, the Master Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officer's Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

         SECTION 3.11. Realization Upon Defaulted Mortgage Loans; Repurchase of
                       Certain Mortgage Loans.

         In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 3.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Master Servicer shall take such actions, including foreclosure or other conversion, as (1) the Master Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, and (3) and shall meet the requirements of the insurer under any Required Insurance Policy. In accordance with the preceding sentence in the event that any payment due under any Mortgage Loan is not postponed and remains delinquent for a period of ninety (90) days or any other default continues for a period of ninety (90) days beyond the expiration of any grace or cure period, the Master Servicer shall commence foreclosure proceedings, provided, however, that the Master Servicer may enter into, and shall give the Rating Agencies notice of, a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of one or more Classes of Subordinated Certificates or a holder of a class of securities representing interests in one or more Classes of Subordinated Certificates and provided, further, that entering into such special servicing agreement shall not result in the downgrading or withdrawal of the respective ratings when assigned to the Certificates. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Master Servicer acted in accordance with its normal procedures. Notwithstanding the foregoing, the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall


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

determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Certificate Account). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds. If the Master Servicer has knowledge that a Mortgaged Property which the Master Servicer is contemplating acquiring in foreclosure or by deed in lieu of foreclosure is located within a 1 mile radius of any site listed in the Expenditure Plan for the Hazardous Substance Clean Up Bond Act of 1984 or other site with environmental or hazardous waste risks known to the Master Servicer, the Master Servicer will, prior to acquiring the Mortgaged Property, consider such risks and only take action in accordance with its established environmental review procedures.

         With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee's name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Master Servicer shall ensure that the title to such REO Property references the Pooling and Servicing Agreement and the Trustee's capacity thereunder. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer manage, operate, protect and conserve such REO Property in the same manner and to such extent as it manages, operates, protects and conserves other foreclosed property for its own account, and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property. The Master Servicer shall prepare for and deliver to the Trustee a statement with respect to each REO Property that has been rented showing the aggregate rental income received and all expenses incurred in connection with the management and maintenance of such REO Property at such times as is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the Certificate Account no later than the close of business on each Determination Date. The Master Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for execution, if required, and by filing the same.

         In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property prior to three years from the close of the taxable year of its acquisition by the Trust Fund unless the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on "prohibited transactions" of any REMIC hereunder as defined in
Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject either REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Master Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

         The Master Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of the replacement value or the maximum insurable value of the improvements which are part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above. The Master Servicer shall withdraw from the Certificate Account funds necessary for the proper operation, management and maintenance of each REO Property, including the cost of maintaining any hazard insurance pursuant to Section 3.09 and the fees of any managing agent of the Master Servicer, a Subservicer, or the Master Servicer itself.

         The decision of the Master Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Master Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding and if such determination cannot be made, the Master Servicer shall deal with such Mortgage Loan in a manner consistent with the servicing standard in Section 3.01 hereof. The income earned from the management of any REO Properties, net of reimbursement to the Master Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of unreimbursed Master Servicing Fees, Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the Certificate Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

         The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Master Servicer for any related unreimbursed Servicing Advances and Master Servicing Fees; second, to reimburse the Master Servicer for any unreimbursed Advances; third, to reimburse the Certificate Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Master Servicer pursuant to Section 3.08(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the Adjusted Net Mortgage Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the Master Servicer as additional servicing compensation pursuant to
Section 3.14.

         In the event that foreclosure proceedings are commenced in respect of any Mortgage Loan as to which Additional Collateral has been pledged as security, the Master Servicer shall, if such Additional Collateral is readily marketable, immediately commence the liquidation of such collateral. The proceeds of such sale shall be promptly deposited in the Certificate Account. If such Additional Collateral is not readily marketable, the Master Servicer shall not exercise any right it may have to seize, convert or otherwise assume ownership of such Additional Collateral.

         The Master Servicer, in its sole discretion, shall have the right to purchase for its own account from the Trust Fund any Mortgage Loan which is 91 days or more delinquent at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit N hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

         SECTION 3.12. Trustee to Cooperate; Release of Mortgage Files.

         Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by delivering, or causing to be delivered two copies of a "Request for Release" substantially in the form of Exhibit N, which shall be signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer. Upon receipt of such request, the Trustee shall deliver the related Mortgage File to the Master Servicer within five (5) Business Days after the receipt of the request, and the Trustee shall, upon request from the Master Servicer, execute and deliver to the Master Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Master Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, upon delivery to the Trustee of a Request for Release in the form of Exhibit M signed by a Servicing Officer, or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer, release the Mortgage File to the Master Servicer. Subject to the further limitations set forth below, the Master Servicer shall cause the Mortgage File so released to be returned to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Certificate Account, in which case the Master Servicer shall deliver to the Trustee a Request for Release in the form of Exhibit N, signed by a Servicing Officer.

         If the Master Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Master Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee's sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

         SECTION 3.13. Documents, Records and Funds in Possession of Master
                       Servicer to be Held for the Trustee.

         Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received by the Master Servicer or which otherwise are collected by the Master Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in the Certificate Account, shall be held by the Master Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Certificate Account, Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

         SECTION 3.14. Servicing Compensation.

         As compensation for its activities hereunder, the Master Servicer shall be entitled to retain or withdraw from the Certificate Account an amount equal to the Master Servicing Fee for each Mortgage Loan, provided that the aggregate Master Servicing Fee with respect to any Distribution Date shall be reduced (i) by an amount equal to the aggregate of the Prepayment Interest Shortfalls, if any, with respect to such Distribution Date, but not below an amount equal to the aggregate Master Servicing Fee for such Distribution Date before reduction thereof in respect of such Prepayment Interest Shortfalls, and (ii) with respect to the first Distribution Date, an amount equal to any amount to be deposited into the Distribution Account by the Depositor pursuant to Section 2.01(a) and not so deposited.

         Additional servicing compensation in the form of Excess Proceeds, prepayment penalties, assumption fees, late payment charges and all income and gain net of any losses realized from Permitted Investments or amounts on deposit in the Certificate Account shall be retained by the Master Servicer to the extent not required to be deposited in the Certificate Account pursuant to
Section 3.05 hereof. The Master Servicer shall be required to pay all expenses incurred by it in connection with its master servicing activities hereunder (including payment of any premiums for hazard insurance and



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

maintenance of the other forms of insurance coverage required by this Agreement) and shall not be entitled to reimbursement therefor except as specifically provided in this Agreement.

         SECTION 3.15. Access to Certain Documentation.

         The Master Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinated Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer. Nothing in this Section shall limit the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

         SECTION 3.16. Annual Statement as to Compliance.

         The Master Servicer shall deliver to the Depositor and the Trustee on or before March 31st each year beginning March 31, 2001, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding Fiscal Year and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Master Servicer to cure such default. The Trustee shall forward a copy of each such statement to each Rating Agency.

         SECTION 3.17. Annual Independent Public Accountants' Servicing
                       Statement.

         On or before March 31st of each year beginning March 31, 2001, the Master Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Master Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined the Master Servicer's assertion of its compliance with the minimum standards of the Uniform Single Attestation Program for Mortgage Bankers ("USAP"), to the extent applicable and that, on the basis of such examination, conducted substantially in compliance with USAP to the extent applicable, such assertion is fairly stated in all material respects except for such significant exceptions or errors in records that, in the opinion of such firm, USAP requires it to report. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FNMA and FHLMC (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Delivery of such statement to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Master Servicer's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officer's Certificate). Copies of such statement



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

shall be provided by the Trustee to any Certificateholder upon request at the Master Servicer's expense, provided such statement is delivered by the Master Servicer to the Trustee.

         SECTION 3.18. Errors and Omissions Insurance; Fidelity Bonds.

         The Master Servicer shall for so long as it acts as master servicer under this Agreement, obtain and maintain in force (a) a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and (b) a fidelity bond in respect of its officers, employees and agents. Each such policy or policies and bond shall, together, comply with the requirements from time to time of FNMA or FHLMC for persons performing servicing for mortgage loans purchased by FNMA or FHLMC. In the event that any such policy or bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer, meeting the requirements set forth above as of the date of such replacement.

         SECTION 3.19. Inspections.

         The Master Servicer shall inspect the Mortgaged Property as often as deemed necessary by the Master Servicer to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than ninety (90) days delinquent, the Master Servicer immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices. The Master Servicer shall keep a written report of each such inspection.

         SECTION 3.20. Restoration of Mortgaged Property.

         The Master Servicer need not obtain the approval of the Depositor or the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices.

         If the Depositor or the Trustee is named as an additional loss payee, the Master Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Depositor or the Trustee.

         SECTION 3.21. Put Option and Optional Call.

         During the Put Period, each Certificateholder eligible to do so, or in the event that such Certificates are still held in book-entry form, each Certificate Owner eligible to do so, may exercise the Put Option by written notice to the Master Servicer or, to the extent that the Certificates are still held in book-entry form, DTC. Notice by a Certificateholder or Certificate Owner, as applicable, of the exercise of a Put Option will be irrevocable. At the end of the Put Period, based on information obtained by the Master Servicer from DTC with respect to Book-Entry Certificates, if applicable, the Master Servicer shall notify the Standby Purchaser, and the Trustee in writing of the number of Certificateholders, or Certificate Owners, as applicable, who have exercised the Put Option and the percentage of the Class Certificate Balance of Certificates held by such Certificateholders or Certificate Owners, as applicable. In the event that the Put Option has been exercised with respect to more than 90% of the aggregate outstanding Class Certificate Balance of the Certificates, the Master Servicer shall so notify the Standby Purchaser in writing, and the Standby Purchaser will be entitled to exercise the Optional Call. Not later than the fourth Business Day prior to the Put Date, the Standby Purchaser shall pay to the Trustee, and



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

the Trustee shall deposit, into the Distribution Account, (i) if the Standby Purchaser has exercised the Optional Call, the Optional Call Purchase Price, or
(ii) otherwise, the Put Purchase Price for each Certificate for which the Certificateholder has exercised the Put Option.

         On the Put Date, with respect to each Certificate for which the Put Option was exercised, or as to all Certificates (other than the Class X and Class A-R Certificates) if the Standby Purchaser has exercised the Optional Call, the Trustee shall withdraw from the Distribution Account the applicable Put Purchase Price and distribute it to the related Certificateholder by wire transfer in immediately available funds for the account of such Certificateholder, or by any other means of payment as specified by such Certificateholder and at the address of such Holder appearing in the Certificate Register, provided that such payment shall only be made after presentation and surrender of the Certificate if the Certificates are no longer held in book-entry form. With respect to any Subordinated Certificate that is not a Book-Entry Certificate for which the Holder has exercised the Put Option or the Standby Purchaser has exercised the Optional Call, such Holder shall submit the applicable Subordinated Certificate(s) to the Trustee at the Corporate Trust Office for transfer and re-registration to the Standby Purchaser. In connection with such submission, neither such Holder nor the Standby Purchaser shall be required to submit any of the transfer documentation otherwise required by
Section 5.02(b). The Trustee shall promptly execute and deliver new Certificates, registered in the name of the Standby Purchaser, as provided in
Section 5.02(a).

         In the event that the Certificates are no longer held in book-entry form, and any Certificateholders of the Certificates, in the case of the exercise of the Optional Call or all Certificateholders who exercised the Put Option, in the case of the Put Option, shall not surrender their Certificates for cancellation within six months after the applicable Put Date, the Master Servicer shall give or cause the Trustee to give second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the Put Purchase Price with respect thereto. If within one year after the second notice all the related Certificates shall not have been surrendered for cancellation, the Master Servicer may take appropriate steps to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the applicable Put Purchase Price, in the case of the Put Option or out of funds and other assets which remain in the Trust Fund in the case of the Optional Call.

         The Standby Purchaser's obligation to make payments hereunder is irrevocable, unconditional, and not subject to any defense, rights of setoff, counterclaim or rescission.

         SECTION 3.22. Modifications.

         If a Mortgagor exercises its right to the extent set forth in the related Mortgage Note to request a modification to the index, margin, adjustment period or amortization, the Master Servicer shall purchase such Mortgage Loan prior to the effective terms of such modification at a price equal to the Purchase Price. The Purchase Price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and the Trustee, upon receipt of a certificate from the Master Servicer in the form of Exhibit N hereto, shall release or cause to be released to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage



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

Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                         ADVANCES BY THE MASTER SERVICER

         SECTION 4.01. Advances.

         The Master Servicer shall determine on or before each Master Servicer Advance Date whether it is required to make an Advance pursuant to the definition thereof. If the Master Servicer determines it is required to make an Advance, it shall, on or before the Master Servicer Advance Date, either (i) deposit into the Certificate Account an amount equal to the Advance or (ii) make an appropriate entry in its records relating to the Certificate Account that any Amount Held for Future Distribution has been used by the Master Servicer in discharge of its obligation to make any such Advance. Any funds so applied shall be replaced by the Master Servicer by deposit in the Certificate Account no later than the close of business on the next Master Servicer Advance Date. The Master Servicer shall be entitled to be reimbursed from the Certificate Account for all Advances of its own funds made pursuant to this Section as provided in
Section 3.08. The obligation to make Advances with respect to any Mortgage Loan shall continue if such Mortgage Loan has been foreclosed or otherwise terminated and the related Mortgaged Property has not been liquidated.

         The Master Servicer shall deliver to the Trustee on the related Master Servicer Advance Date an Officer's Certificate of a Servicing Officer indicating the amount of any proposed Advance determined by the Master Servicer to be a Nonrecoverable Advance.

         SECTION 4.02. Priorities of Distribution.

                  (a) On each Distribution Date, the Trustee shall, to the extent on deposit therein, withdraw the Available Funds and apply such funds to distributions on the specified Classes of Certificates, in the following order and priority and, in each case, to the extent of such funds remaining:

                           (i) concurrently,

                                    (x) to each interest-bearing Class of Senior
                           Certificates, an amount allocable to interest equal to the related Class Optimal Interest Distribution Amount, any shortfall being allocated among such Classes in proportion to the amount of the Class Optimal Interest Distribution Amount that would have been distributed in the absence of such shortfall, and

                                    (y) [reserved];

                           (ii) [Reserved for distribution of Accrual Amount, if
                  any.]

                           (iii) to each Class of Senior Certificates as
                  follows:



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

                                    (x) [reserved];

                                    (y) on each Distribution Date prior to the
                           Senior Credit Support Depletion Date, the Formula Principal Amount, up to the amount of the Senior Principal Distribution Amount for such Distribution Date will be distributed as principal to the following Classes of Senior Certificates, in the following order of priority:

                                    (A)      to the Class A-R Certificates,
                                             until the Class Certificate Balance
                                             thereof is reduced to zero; and

                                    (B)      to the Class A-1 Certificates,
                                             until the Class Certificate Balance
                                             thereof is reduced to zero.

                           (iv) On each Distribution Date, Available Funds
                  remaining after making the distributions described in 4.02 (a)
                  (i) through (iii) above, will be distributed to the Subordinated Certificates in the following order and priority and, in each case, to the extent of such funds remaining:

                                    (A)      to the Class B-1 Certificates, an
                                             amount allocable to interest equal
                                             to the Class Optimal Interest
                                             Distribution Amount for such
                                             Distribution Date;

                                    (B)      to the Class B-1 Certificates, an
                                             amount allocable to principal equal
                                             to its Pro Rata Share for such
                                             Distribution Date until the Class
                                             Certificate Balance thereof is
                                             reduced to zero;

                                    (C)      to the Class B-2 Certificates, an
                                             amount allocable to interest equal
                                             to the Class Optimal Interest
                                             Distribution Amount for such Class
                                             for such Distribution Date;

                                    (D)      to the Class B-2 Certificates, an
                                             amount allocable to principal equal
                                             to its Pro Rata Share for such
                                             Distribution Date until the Class
                                             Certificate Balance thereof is
                                             reduced to zero;

                                    (E)      to the Class B-3 Certificates, an
                                             amount allocable to interest equal
                                             to the Class Optimal Interest
                                             Distribution Amount for such Class
                                             for such Distribution Date;

                                    (F)      to the Class B-3 Certificates, an
                                             amount allocable to principal equal
                                             to its Pro Rata Share for such
                                             Distribution Date until the Class
                                             Certificate Balance thereof is
                                             reduced to zero;

                                    (G)      to the Class B-4 Certificates, an
                                             amount allocable to interest equal
                                             to the amount of the Class Optimal



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

                                             Interest Distribution Amount for
                                             such Class for such Distribution
                                             Date;

                                    (H)      to the Class B-4 Certificates, an
                                             amount allocable to principal equal
                                             to its Pro Rata Share for such
                                             Distribution Date until the Class
                                             Certificate Balance thereof has
                                             been reduced to zero;

                                    (I)      to the Class B-5 Certificates, an
                                             amount allocable to interest equal
                                             to the amount of the Class Optimal
                                             Interest Distribution Amount for
                                             such Class for such Distribution
                                             Date;

                                    (J)      to the Class B-5 Certificates, an
                                             amount allocable to principal equal
                                             to its Pro Rata Share for such
                                             Distribution Date until the Class
                                             Certificate Balance thereof has
                                             been reduced to zero;

                                    (K)      to the Class B-6 Certificates, an
                                             amount allocable to interest equal
                                             to the Class Optimal Interest
                                             Distribution Amount for such Class
                                             for such Distribution Date; and

                                    (L)      to the Class B-6 Certificates, an
                                             amount allocable to principal equal
                                             to its Pro Rata Share for such
                                             Distribution Date until the Class
                                             Certificate Balance thereof is
                                             reduced to zero.

                           (v) [Reserved]

                           (vi) to the Class A-R Certificates, in respect of any
                  MR Interest, any remaining funds in the Master REMIC and in respect of the SR Interest, any remaining funds in the Subsidiary REMIC.

                  (b) [Reserved for allocation of Accrual Amount, if any.]

                  (c) On each Distribution Date on or after the Senior Credit Support Depletion Date, notwithstanding the allocation and priority set forth in
Section 4.02(a)(iii)(y), the portion of Available Funds available to be distributed as principal of the Senior Certificates shall be distributed concurrently, as principal, on such Classes, pro rata, on the basis of their respective Class Certificate Balances, until the Class Certificate Balances thereof are reduced to zero.

                  (d) On each Distribution Date, the amount referred to in clause (i) of the definition of Class Optimal Interest Distribution Amount for each Class of Certificates for such Distribution Date shall be reduced by the related Class' pro rata share of (i) Net Prepayment Interest Shortfalls based on such Class' Optimal Interest Distribution Amount without taking into account such Net Prepayment Interest Shortfalls, (ii) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Adjusted Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the



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

amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month, (iii) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the calendar month preceding the month of such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation,
(iv) each Relief Act Reduction incurred during the calendar month preceding the month of such Distribution Date and (v) after the Fraud Coverage Termination Date, with respect to each Mortgage Loan that became a Fraud Loan during the calendar month preceding the month of such Distribution Date, the excess of one month's interest at the related Adjusted Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in such month over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such month.

                  (e) Notwithstanding the priority and allocation contained in
Section 4.02(a)(iv), if with respect to any Class of Subordinated Certificates on any Distribution Date the sum of the related Class Subordination Percentages of such Class and of all Classes of Subordinated Certificates which have a higher numerical Class designation than such Class (the "Applicable Credit Support Percentage") is less than the Original Applicable Credit Support Percentage for such Class, no distribution of Principal Prepayments will be made to any such Classes (the "Restricted Classes") and the amount of such Principal Prepayments otherwise distributable to the Restricted Classes shall be distributed to any Classes of Subordinated Certificates having lower numerical Class designations than such Class, pro rata, based on their respective Class Certificate Balances immediately prior to such Distribution Date and shall be distributed in the sequential order provided in Section 4.02(a)(iv).

                  (f) On each Distribution Date, Available Funds shall be distributed on the Subsidiary REMIC Regular Interests, in each case in an amount sufficient to make the distributions to the Corresponding Classes of Certificates on such Distribution Date in accordance with the provisions of
Section 4.02(a).

         SECTION 4.03. Allocation of Realized Losses.

                  (a) On or prior to each Determination Date, the Master Servicer shall determine the total amount of Realized Losses, including Excess Losses, with respect to the related Distribution Date.

                  Realized Losses with respect to any Distribution Date shall be allocated as follows:

                  (i) any Realized Loss (other than an Excess Loss) shall be allocated first to the Subordinated Certificates in reverse order of their respective numerical Class designations (beginning with the Class of Subordinated Certificates then outstanding with the highest numerical Class designation) until the respective Class Certificate Balance of each such Class is reduced to zero, and second to the Senior Certificates (other than the Notional Amount Certificates), pro rata on the basis of their respective Class Certificate Balances immediately prior to the related Distribution Date until the Class Certificate Balances thereof have been reduced to zero;

                  (ii) any Excess Losses on the Mortgage Loans shall be allocated to the Senior Certificates (other than the Notional Amount Certificates) and the Subordinated Certificates then outstanding, pro rata, on the basis of, their respective Class Certificate Balances.



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

                  (b) The Class Certificate Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the amount, if any, by which the aggregate of the Class Certificate Balances of all outstanding Classes of Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses on such Distribution Date) exceeds the sum of (i) the Pool Stated Principal Balance for the following Distribution Date and (ii) the Pre-Funded Amount, if any.

                  (c) Any Realized Loss allocated to a Class of Certificates or any reduction in the Class Certificate Balance of a Class of Certificates pursuant to Section 4.03(a) or (b) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

                  (d) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate, pursuant to Section 4.03(a) or (b) above shall be accomplished by reducing the Certificate Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of "Certificate Balance".

         SECTION 4.04. Monthly Statements to Certificateholders.

                  (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Master Servicer and the Depositor a statement, based solely on information provided by the Master Servicer and/or Subservicer, setting forth with respect to the related distribution:

                           (i) the amount thereof allocable to principal, separately identifying the aggregate amount of the sum of Principal Prepayments and Liquidation Proceeds included therein;

                           (ii) the amount thereof allocable to interest, any Class Unpaid Interest Shortfall included in such distribution and any remaining Class Unpaid Interest Shortfall after giving effect to such distribution;

                           (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

                           (iv) the Class Certificate Balance or Notional Amount of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

                           (v) the Pool Stated Principal Balance for the following Distribution Date;

                           (vi) the Senior Percentage and Subordinated Percentage for the following Distribution Date;

                           (vii) the amount of the Master Servicing Fees paid to or retained by the Master Servicer with respect to such Distribution Date;

                           (viii) the Pass-Through Rate for each such Class of
                  Certificates with respect to such Distribution Date;

                           (ix) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the close of business on such Distribution Date;

                           (x) the number and aggregate principal amounts of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days and (B) in foreclosure and delinquent (1) 1 to 30 days (2) 31 to 60 days (3) 61 to 90 days and (4) 91 or more days, as of the close of business on the last day of the calendar month preceding such Distribution Date;

                           (xi) with respect to any Mortgage Loan that became an REO Property during the preceding calendar month, the loan number and Stated Principal Balance of such Mortgage Loan as of the close of business on the last day of the calendar month preceding such Distribution Date;

                           (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the last day of the calendar month preceding such Distribution Date;

                           (xiii) the Senior Prepayment Percentage for the
                  following Distribution Date;

                           (xiv) the aggregate amount of Realized Losses incurred during the preceding calendar month;

                           (xv) the Special Hazard Loss Coverage Amount, the Fraud Loss Coverage Amount and the Bankruptcy Loss Coverage Amount, in each case as of the related Determination Date; and

                           (xvi) for each Pre-Funding Distribution Date, the amount on deposit in the Pre-Funding Account.

                  (b) The Trustee's responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information provided by the Master Servicer. The Trustee will provide a copy of each statement provided pursuant to this Section 4.04 to each Rating Agency. The Trustee will make a copy of each statement provided pursuant to this Section 4.04 (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to this Agreement via the Trustee's internet website and its fax-on-demand service. The Trustee's fax-on-demand service may be accessed by calling (301) 815-6610. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website or the fax-on-demand service can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties and Certificateholders regarding any such changes.

                  (c) Within one Business Day of each Determination Date, the Master Servicer shall deliver to the Trustee (which delivery may be by electronic data transmission) a report in substantially the form set forth as
Schedule V hereto.

                  (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished, electronically or otherwise, to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses
(a)(i), (a)(ii) and (a)(vii) of this Section 4.04 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

                  (e) On or before the Distribution Date preceding the commencement of the Put Period, the Master Servicer shall prepare and forward to the Trustee and the Depositor, and the Trustee shall forward to each Certificateholder (other than Holders of the Residual or Notional Amount Certificates), notice to the effect that:

                           (i) (A) such Certificateholder, or Certificate Owner in the event that the applicable Certificates are still held in book-entry form, has the right to exercise the Put Option during the Put Period, (B) if the Certificateholder or Certificate Owner, as the case may, choose to exercise the Put Option, no interest shall accrue on such Certificate after the Put Date;

                           (ii) such Put Option may be exercised by (a) in the event that the applicable Certificates are not held in book-entry form, providing irrevocable, written notice of such Certificateholder's exercise of the Put Option to the Master Servicer and presenting and surrendering such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice) or (b) in the event that the applicable Certificates are still held in book-entry form, providing irrevocable, written notice of such Certificate Owner's exercise of the Put Option to DTC;

                           (iii) if the Certificateholder, or the Certificate
                  Owner, as the case may be, complies with the preceding clause, the Put Purchase Price shall be payable on the Put Date; and

                           (iv) if Certificateholders, or if the Certificates are still held in book-entry form, Certificate Owners, holding more than 90% of the Class Certificate Balance of the Certificates notify the Master Servicer of their intent to exercise the Put Option, the Standby Purchaser will be entitled to exercise the Optional Call.

                  At least ten (10) days preceding the Put Date, if the Standby Purchaser intends to exercise the Optional Call, the Standby Purchaser will cause the Master Servicer to prepare and forward to the Trustee and the Depositor, and the Trustee shall forward to each Certificateholder notice to the effect that:

                           (i) the Standby Purchaser has exercised the Optional
                  Call; and

                           (ii) if the Holder did not exercise the Put Option,
                  (A) in the event that the applicable Certificates are no longer held in book-entry form, the Put Purchase Price will be payable upon presentation and surrender of such Certificate at the office or agency of the Certificate Registrar maintained for such purpose (the address of which shall be set forth in such notice), and (B) no interest shall accrue on such Certificate after the Put Date.

                  The Standby Purchaser shall give the Trustee written notice not less than 30 days prior to the Put Date stating its intention, or lack of intention, to repurchase the Certificates upon exercise of the Put Option or to pay the Optional Call Purchase Price upon exercise of the Optional Call.

         SECTION 4.05. Determination of Pass-Through Rates for COFI
                       Certificates.

         The Pass-Through Rate for each Class of COFI Certificates for each Interest Accrual Period after the initial Interest Accrual Period shall be determined by the Trustee as provided below on the basis of the Index and the applicable formulae appearing in footnotes corresponding to the COFI Certificates in the table relating to the Certificates in the Preliminary Statement.

         Except as provided below, with respect to each Interest Accrual Period following the initial Interest Accrual Period, the Trustee shall not later than two Business Days following the publication of the applicable Index determine the Pass-Through Rate at which interest shall accrue in respect of the COFI Certificates during the related Interest Accrual Period.

         Except as provided below, the Index to be used in determining the respective Pass-Through Rates for the COFI Certificates for a particular Interest Accrual Period shall be COFI for the second calendar month preceding such Interest Accrual Period. If at the Outside Reference Date for any Interest Accrual Period, COFI for the second calendar month preceding such Interest Accrual Period has not been published, the Trustee shall use COFI for the third calendar month preceding such Interest Accrual Period. If COFI for neither the second nor third calendar months preceding any Interest Accrual Period has been published on or before the related Outside Reference Date, the Index for such Interest Accrual Period and for all subsequent Interest Accrual Periods shall be the National Cost of Funds Index for the third calendar month preceding such Interest Accrual Period (or the fourth preceding calendar month if such National Cost of Funds Index for the third preceding calendar month has not been published by such Outside Reference Date). In the event that the National Cost of Funds Index for neither the third nor fourth calendar months preceding an Interest Accrual Period has been published on or before the related Outside Reference Date, then for such Interest Accrual Period and for each succeeding Interest Accrual Period, the Index shall be LIBOR, determined in the manner set forth below.

         On each Interest Determination Date so long as the COFI Certificates are outstanding and the applicable Index therefor is LIBOR, the Trustee shall either (i) request each Reference Bank to inform the Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available.



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

         With respect to any Interest Accrual Period for which the applicable Index is LIBOR, LIBOR for such Interest Accrual Period will be established by the Trustee on the related Interest Determination Date as follows:

                  (a) If on any Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

                  (b) If on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous Interest Determination Date or (ii) the Reserve Interest Rate. The "Reserve Interest Rate" shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

         From such time as the applicable Index becomes LIBOR until all of the COFI Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purposes of determining LIBOR with respect to each interest Determination Date. The Master Servicer initially shall designate the Reference Banks. Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Master Servicer should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

         In determining LIBOR and any Pass-Through Rate for the COFI Certificates or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Reuters Screen) from the Reference Banks or the New York City banks as to LIBOR or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee's selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.05.

         The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.



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

         SECTION 4.06. Determination of Pass-Through Rates for LIBOR
                       Certificates.

         (a) On each Interest Determination Date so long as the LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. dollars as found on Telerate page 3750 as of 11:00 a.m. London time on each Interest Determination Date.

         (b) If on any Interest Determination Date, the Trustee is required by unable to determine LIBOR in the manner provided in paragraph (a) above, LIBOR for the next Interest Accrual Period will be the Reference Bank Rate.

         (c) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period after the initial Interest Accrual Period shall be determined by the Trustee on each Interest Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

         (d) In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates or any Reference Bank Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on Telerate page 3750) from the Reference Banks or the New York City banks as to LIBOR or the Reference Bank Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the Trustee's selection of New York City banks for purposes of determining any Reference Bank Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 4.06.

         (e) The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

         SECTION 4.07. Determination of Pass-Through Rates for Variable Rate
                       Certificates.

         On each Determination Date, and so long as any Class of Variable Rate Certificates is outstanding, the Trustee will ascertain the Pass-Through Rate for the Variable Rate Certificates based on information provided to the Trustee by the Master Servicer.

         The Trustee's determination of each Pass-Through Rate for the Variable Rate Certificates for the related Interest Accrual Period will (in the absence of manifest error) be final and binding upon each Holder of a Certificate and the Trustee.

         SECTION 4.08. Capitalized Interest Account and Pre-Funding Account. (a) The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained the Capitalized Interest Account. The Capitalized Interest Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. Any investment earnings on the Capitalized Interest Account will be treated as owned by the Seller and will be taxable to the Seller. The amount on deposit in the Capitalized Interest Account shall be invested in Permitted Investments in accordance with the provisions of (i) below.



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

         The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained the Pre-Funding Account. The Pre-Funding Account shall be treated as an "outside reserve fund" under applicable Treasury regulations and will not be part of any REMIC. The amount on deposit in the Pre-Funding Account shall be invested in permitted Investments in accordance with the provisions of (i) below. All Pre-Funding Earnings will be treated as owned by, and will be taxable to, the Seller.

         (b) On the Closing Date, the Depositor will cause to be deposited the Original Capitalized Interest Amount into the Capitalized Interest Account from the sale of the Offered Certificates. On the Closing Date, the Depositor will cause to be deposited the Original Pre-Funded Amount in the Pre-Funding Account from the sale of the Offered Certificates.

         (c) On each Subsequent Transfer Date, (i) the Trustee shall withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Stated Principal Balance of the Subsequent Mortgage Loans sold to the Trust Fund on such Subsequent Transfer Date, (ii) the Trustee shall withdraw the Overfunded Amount, if any, from the Capitalized Interest Account and (iii) the Trustee shall pay such amounts to or upon the order of the Seller with respect to such transfer.

         (d) On each Pre-Funding Distribution Date (i) the Trustee shall transfer any Pre-Funding Earnings into the Capitalized Interest Account and (ii) the Trustee shall withdraw the Overfunded Amount, if any, from the Capitalized Interest Account and shall pay such amounts to the Seller; provided, however, that on the final Subsequent Transfer Date, the Trustee shall (i) transfer the Excess Funding Amount from the Pre-Funding Account to the Distribution Account,
(ii) close the Pre-Funding Account.

         (e) On each Pre-Funding Distribution Date, the Trustee shall transfer from the Capitalized Interest Account to the Distribution Account the Capitalized Interest Requirement, if any, for such Distribution Date; provided, however, that on the final Pre-Funding Distribution Date the Trustee shall (i) transfer the Capitalized Interest Requirement, if any, for such Distribution Date from the Capitalized Interest Account to the Distribution Account, (ii) remit the balance of the funds on deposit in the Capitalized Interest Account to the Seller and (iii) close the Capitalized Interest Account.

         (g) If at the end of the Pre-Funding Period amounts still remain in the Pre-Funding Account, the Trustee shall withdraw the Excess Funding Amount from the Pre-Funding Account on the immediately following Distribution Date and deposit such amounts in the Distribution Account.

         (h) Unless sooner closed as provided above, the Capitalized Interest Account shall be closed on the final Pre-Funding Distribution Date and the Pre-Funding Account shall be closed on the Distribution Date immediately following the end of the Pre-Funding Period. All amounts, if any, remaining in the Capitalized Interest Account on the final Pre-Funding Distribution Date shall be paid to the Seller.

         (i) Consistent with any requirements of the Code, all or a portion of either of the Capitalized Interest Account or, the Pre-Funding Account (each an "Account") held by the Trustee shall be invested and reinvested by the Trustee, as directed in writing by the Seller (the "Directing Party"), in one or more investments bearing interest or sold at a discount. If the Directing Party does not provide investment directions, and an Event of Default shall have occurred and be continuing the Trustee shall invest the Accounts in Permitted Investments described in paragraph (ix) of the definition of Permitted



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

Investments. No such investment in either Account shall mature later than the Business Day immediately preceding the next Distribution Date (except that for either Account (i) if such Permitted Investment is an obligation of the Trustee or a money market fund or any other Permitted Investment for which the Trustee or any affiliate is the manager or the advisor, then such Permitted Investment shall mature not later than such Distribution Date and (ii) any other date as may be approved by the Rating Agencies).

         (j) If any amounts are needed for disbursement from either Account held by the Trustee and sufficient uninvested funds are not available to make such disbursement, the Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Trustee shall not be liable for any investment loss or other charge resulting therefrom unless the Trustee's failure to perform in accordance with this Section 4.08 is the cause of such loss or charge.

         (k) Subject to Section 8.03, the Trustee shall not in any way be held liable by reason of any insufficiency in either Account held by the Trustee resulting from any investment loss on any Permitted Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon or as provided in subsection (i) of this Section 4.08).

         (l) The Trustee shall invest and reinvest funds in the Accounts held by the Trustee, to the fullest extent practicable, in such manner as the Directing Party shall from time to time direct as set forth in Section 4.08(i), but only in one or more Permitted Investments.

                                    ARTICLE V

                                THE CERTIFICATES

         SECTION 5.01. The Certificates.

         The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

         Subject to Section 9.02 hereof respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Certificate Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

         The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so



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

authorized prior to the execution and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

         The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

         SECTION 5.02. Certificate Register; Registration of Transfer and
                       Exchange of Certificates.

         (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06 hereof, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

         At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, countersign, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

         No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

         All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

         (b) Except as otherwise provided in Section 3.21 in connection with the exercise of the Put Option or the Optional Call, no transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer in substantially the forms set forth in Exhibit J-1 or J-2 as applicable (the "Transferor Certificate") and (i) deliver a letter in substantially the form of either Exhibit K (the "Investment Letter") or Exhibit L (the "Rule 144A Letter") or (ii) there shall be delivered



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

to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Master Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor, the Seller and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         Except as otherwise provided in Section 3.21 in connection with the exercise of the Put Option and the Optional Call, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan or arrangement subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, nor using the assets of any such plan or arrangement to effect such transfer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) or (iii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in a prohibited transaction and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is a Book-Entry Certificate, in the event the representation letter referred to in the preceding sentence is not so furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

         To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.



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

         (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") (in the event such Residual Certificate is a Private Certificate) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) (in the event such Residual Certificate is a Private Certificate) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter (in the event such Residual Certificate is a Private Certificate). The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall compute any tax or use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under
         Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in



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

         a Residual Certificate to any Holder who is not a Permitted Transferee. The Trustee will compute such tax upon receipt of an additional reasonable fee.

         The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Master Servicer, to the effect that the elimination of such restrictions will not cause any REMIC hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

         (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

         (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

         All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the


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

Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

         SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

         If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Master Servicer and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

         SECTION 5.04. Persons Deemed Owners.

         The Master Servicer, the Trustee and any agent of the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Trustee nor any agent of the Master Servicer or the Trustee shall be affected by any notice to the contrary.

         SECTION 5.05. Access to List of Certificateholders' Names and
                       Addresses.

         If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or Master Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Master Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.



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         SECTION 5.06. Maintenance of Office or Agency.

         The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

         SECTION 6.01. Respective Liabilities of the Depositor and the Master
                       Servicer.

         The Depositor and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

         SECTION 6.02. Merger or Consolidation of the Depositor or the Master
                       Servicer.

         The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation or association under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

         Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified, or affiliated with an entity qualified, to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

         SECTION 6.03. Limitation on Liability of the Depositor, the Seller, the
                       Master Servicer and Others.

         None of the Depositor, the Seller, the Master Servicer or any of the directors, officers, employees or agents of the Depositor, the Seller or the Master Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Master Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Master Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard



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of obligations and duties hereunder. The Depositor, the Seller, the Master
Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Master Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Master Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. None of the Depositor, the Seller or the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Master Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account.

         SECTION 6.04. Limitation on Resignation of Master Servicer.

         Except as provided in Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment by the Depositor of a successor servicer reasonably satisfactory to the Trustee and receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor master servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

                                   ARTICLE VII

                                     DEFAULT

         SECTION 7.01. Events of Default.

         "Event of Default," wherever used herein, means any one of the following events:

                  (i) any failure by the Master Servicer to deposit in the Certificate Account or remit to the Trustee any payment (other than a payment required to be made under Section 4.01 hereof) required to be made under the terms of this Agreement, which failure shall continue unremedied for five days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor or to the Master Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or



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

                  (ii) any failure by the Master Servicer to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement, which failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

                  (iv) the Master Servicer shall consent to the appointment of a receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or all or substantially all of the property of the Master Servicer; or

                  (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) so long as the Master Servicer is the Seller, any failure by the Seller to observe or perform in any material respect any other of the covenants or agreements on the part of the Seller contained in this Agreement, which failure shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Seller by the Trustee or the Depositor, or to the Seller and the Trustee by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

                  (vii) any failure of the Master Servicer to make any Advance in the manner and at the time required to be made pursuant to Section
         4.01 which continues unremedied for a period of one Business Day after the date of such failure.

         If an Event of Default described in clauses (i) to (vi) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to the Master Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. If an Event of Default described in clause (vii) hereof shall occur, the Trustee shall, by notice in writing to the Master Servicer and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder. On and after the receipt by the



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Master Servicer of such written notice, all authority and power of the Master
Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to Section 7.02 hereof. The Trustee shall thereupon make any Advance described in clause (vii) hereof subject to Section 3.04 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Master Servicer to pay amounts owed pursuant to Article VIII. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Certificate Account, or thereafter be received with respect to the Mortgage Loans.

         Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a Scheduled Payment on a Mortgage Loan which was due prior to the notice terminating such Master Servicer's rights and obligations as Master Servicer hereunder and received after such notice, Liquidation Proceeds, purchase or repurchase proceeds or otherwise that portion thereof to which such Master Servicer would have been entitled pursuant to Sections 3.08(a)(i) through
(viii), and any other amounts payable to such Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder on a first in, first out basis.

         SECTION 7.02. Trustee to Act; Appointment of Successor.

         On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 hereof, the Trustee shall, subject to and to the extent provided in Section 3.04, be the successor to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer would have been entitled to charge to the Certificate Account or Distribution Account if the Master Servicer had continued to act hereunder. Notwithstanding the foregoing, if the Trustee has become the successor to the Master Servicer in accordance with Section 7.01 hereof, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to Section 4.01 hereof or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Any successor to the Master Servicer shall be an institution which is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer (other than liabilities of the Master Servicer under Section
6.03 hereof incurred prior to termination of the Master Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; and provided further that each Rating Agency acknowledges that its



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rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced as a result of such assignment and delegation. Pending appointment of a successor to the Master Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.04 hereof, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the servicing compensation permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Master Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

         Notwithstanding the foregoing, the parties hereto agree that the Trustee, in its capacity as successor Master Servicer, immediately will assume all of the obligations of the Master Servicer to make Advances and the Trustee will assume the other duties of the Master Servicer as soon as practicable, but in no event later than 90 days after the Trustee becomes successor Master Servicer pursuant to this Section. Notwithstanding the foregoing, the Trustee, in its capacity as successor Master Servicer, shall not be responsible for the lack of information and/or documents that it cannot obtain through reasonable efforts.

         Any successor to the Master Servicer as master servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as master servicer maintain in force the policy or policies that the Master Servicer is required to maintain pursuant to Section 6.05.

         SECTION 7.03. Notification to Certificateholders.

         (a) Upon any termination of or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

         (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

         SECTION 8.01. Duties of Trustee.

         The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use



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the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

         No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                  (i) unless an Event of Default known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

                  (ii) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

         SECTION 8.02. Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.01:

                  (i) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;



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                  (ii)   the Trustee may consult with counsel, financial
         advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

                  (iii) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (iv) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates affected thereby;

                  (v) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys;

                  (vi) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                  (vii) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement;

                  (viii) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof;

                  (ix) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby; and

                  (x) upon any failure of Mellon Bank, N.A. to satisfy its obligations under the Put Option the Optional Call, if exercised, the Trustee shall proceed in accordance with the protections offered it by this Agreement, including, but not limited to, Section 8.01(iii) and
         Section 8.02(iv), (vi) and (ix).

         SECTION 8.03. Trustee Not Liable for Certificates, Mortgage Loans or
                       Additional Collateral.



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         The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or of any Additional Collateral which may be held by a custodian on behalf of the Trustee or of any related document other than with respect to the Trustee's execution and counter-signature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Master Servicer of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor or the Master Servicer.

         SECTION 8.04. Trustee May Own Certificates.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

         SECTION 8.05. Trustee's Fees and Expenses.

         The Trustee shall be entitled to the Trustee Fee on each Distribution Date, as compensation for its activities hereunder. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (including reasonable attorney's fees) (i) incurred in connection with any claim or legal action relating to (a) this Agreement or any Subsequent Transfer Agreement, (b) the Certificates or (c) in connection with the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder and (ii) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Master Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable and unanticipated expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement including, but not limited to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive Certificates and (D) expenses incurred pursuant to
Section 3.04. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee or as agent for the Tax Matters Person or for any other expenses.

         SECTION 8.06. Eligibility Requirements for Trustee.

         The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having



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provided such security from time to time as is sufficient to avoid such reduction). If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section
8.07 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Master Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

         SECTION 8.07. Resignation and Removal of Trustee.

         The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor and the Master Servicer and each Rating Agency not less than 60 days before the date specified in such notice when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section
8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

         If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to the Trustee, one copy of which shall be delivered to the Master Servicer and one copy to the successor trustee.

         The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered by the successor Trustee to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the Successor Trustee.

         Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08 hereof.

         SECTION 8.08. Successor Trustee.

         Any successor trustee appointed as provided in Section 8.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Master Servicer an



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instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Master Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

         No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 hereof and its appointment shall not adversely affect the then current rating of the Certificates.

         Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

         SECTION 8.09. Merger or Consolidation of Trustee.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

         SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

         Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

         Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:



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                  (i)   To the extent necessary to effectuate the purposes of
         this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

                  (iii) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

                  (iv) The Master Servicer, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

         Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer and the Depositor.

         Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         SECTION 8.11. Tax Matters.

         (a) It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants



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and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of any such REMIC and that in such capacity it shall:
(a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to any such REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that such assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption (as defined in the Prospectus Supplement); (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMICs' status; (h) pay, from the sources specified in the last paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC hereunder prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;
(j) maintain records relating to any REMIC hereunder, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any such REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the REMICs, and otherwise act on behalf of REMICs in relation to any tax matter or controversy involving it; and (l) apply for an Employee Identification Number from the Internal Revenue Service on Form SS-4, or any other acceptable method, for each REMIC formed hereunder.



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         In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon request therefor, any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

         In the event that any tax is imposed on "prohibited transactions" of any REMIC hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contribution to any REMIC hereunder after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Master Servicer, in the case of any such minimum tax, or if such tax arises out of or results from a breach by the Master Servicer or Seller of any of their obligations under this Agreement, (iii) the Seller, if any such tax arises out of or results from the Seller's obligation to repurchase a Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the Master Servicer or the Seller fails to honor its obligations under the preceding clauses (i),(ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.08(b).

         (b) The Master Servicer is hereby designated as the Tax Matters Person for each REMIC hereunder. The Master Servicer irrevocably appoints the Trustee as its agent to perform all of the duties of the Tax Matters Person for each REMIC hereunder.

         The Trustee shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent report of condition published pursuant to law or to the requirements of its supervisory or examining authority publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder as the Tax Matters Person shall reasonably request. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

         (c) The Put Option will not constitute

                  (i) a "real estate asset" within the meaning of section 856(c)(4)(A) of the Code for a real estate investment trust;

                  (ii) a "qualified mortgage" or a "permitted investment" within the meaning of section 860G(a)(3) and section 860G(a)(5), respectively, of the Code if held by a REMIC; or



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                  (iii) an asset described in section 7701(a)(19)(C) (xi) of the
         Code if held by a domestic building and loan association.

         SECTION 8.12. Periodic Filings.

         Pursuant to written instructions from the Depositor, the Trustee shall prepare, execute and file all Form 8-Ks with exhibits (other than the Form 8-K with which this Agreement is filed) and Form 10-Ks with exhibits required under the Securities Exchange Act of 1934 in connection with this Agreement (other than any such reports due as a result of the original issuance of the Certificates). In addition, the Trustee shall prepare, execute and file no later than January 30, 2001 a Form 15 to terminate the Trust Fund's reporting obligations. In connection with the preparation and filing of such periodic reports, the Depositor and the Master Servicer shall timely provide to the Trustee all material information available to them which is required to be included in such reports and not known to them to be in the possession of the Trustee and such other information as the Trustee reasonably may request from either of them and otherwise reasonably shall cooperate with the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence or willful misconduct.

                                   ARTICLE IX

                                   TERMINATION

         SECTION 9.01. Termination upon Liquidation or Purchase of all Mortgage
                       Loans.

         Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans (and REO Properties) remaining in the Trust Fund at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan plus one month's accrued interest thereon at the applicable Adjusted Mortgage Rate and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Master Servicer at the expense of the Master Servicer and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Adjusted Mortgage Rate, (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement and (c) the exchange of all Outstanding Regular Certificates by a single Holder for the Mortgage Loans and REO Properties remaining in the Trust Fund. In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to purchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the Pool Stated Principal Balance, at the time of any such repurchase, aggregating ten percent (10%) or less of the sum of the aggregate Cut-off Date Principal Balance of the Initial Mortgage Loans and the Original Pre-Funded Amount.

         SECTION 9.02. Final Distribution on the Certificates.



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         If on any Determination Date, the Master Servicer determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Certificate Account, the Master Servicer shall direct the Trustee promptly to send a final distribution notice to each Certificateholder. If the Master Servicer elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Master Servicer shall notify the Depositor and the Trustee of the date the Master Servicer intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

         Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given to the extent reasonably practicable by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and no later than the 10th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Master Servicer will give such notice to each Rating Agency at the time such notice is given to Certificateholders.

         In the event such notice is given, the Master Servicer shall cause all funds in the Certificate Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the Mortgage Loans.

         Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class, in the order set forth in Section 4.02 hereof, on the final Distribution Date, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to (i) as to each Class of Regular Certificates, the Certificate Balance thereof plus accrued interest thereon (or on their Notional Amount, if applicable) in the case of an interest bearing Certificate, and (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

         In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.



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         SECTION 9.03. Additional Termination Requirements.

         (a) In the event the Master Servicer exercises its purchase option as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Master Servicer, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in section 860F of the Code, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

                  (1) Within 90 days prior to the final Distribution Date set forth in the notice given by the Master Servicer under Section 9.02, the Master Servicer shall prepare and the Trustee, at the expense of the "tax matters person," shall adopt a plan of complete liquidation within the meaning of section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Tax Matters Person), meets the requirements of a qualified liquidation; and

                  (2) Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash in accordance with
         Section 9.01.

         (b) The Trustee as agent for any REMIC hereunder hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Master Servicer, and the receipt of the Opinion of Counsel referred to in
Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

         (c) By their acceptance of the Certificates, the Holders thereof hereby authorize the Master Servicer to prepare and the Trustee to adopt and sign a plan of complete liquidation.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

         SECTION 10.01. Amendment.

         (a) This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee without the consent of any of the Certificateholders to cure any ambiguity or defect, or to correct or supplement any provisions herein, (including to give effect to the expectations of investors), or to make such other provisions with respect to matters or questions arising under this Agreement as shall not be inconsistent with any other provisions herein; provided that such action shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, however, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor and the Master Servicer also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such



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extent as shall be necessary or helpful to maintain the qualification of any
REMIC hereunder as a REMIC under the Code or to avoid or minimize the risk of the imposition of any tax on any REMIC hereunder pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to maintain such qualification or to avoid or minimize the risk of the imposition of such a tax.

         (b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates other than as provided in the preceding paragraph; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66% or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

         (c) Notwithstanding any contrary provision of this Agreement, the Trustee shall not enter into any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on any REMIC hereunder or the Certificateholders or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

         (d) Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

         (e) It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), reasonably satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

         (g) Notwithstanding the permissive language in Sections 10.01(a) and 10.01(b), upon satisfaction of the conditions in Section 10.01(a) or 10.01(b) as applicable, Section 10.01(c) and



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clauses (i) and (ii) of Section 10.01(f), the Trustee shall execute and deliver the applicable amendment; provided, however, that the Trustee shall not be required to execute any amendment which, based on an Opinion of Counsel, materially and adversely affects the rights, duties or immunities of the Trustee hereunder.

         (h) Notwithstanding the foregoing, no amendment shall adversely affect the rights or obligations of Mellon Bank, N.A. without its prior written consent.

         SECTION 10.02. Recordation of Agreement; Counterparts.

         This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

         SECTION 10.03. Governing Law.

         THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.04. Intention of Parties.

         It is the express intent of the parties hereto that the conveyance of the Trust Fund by the Depositor to the Trustee be, and be construed as, an absolute sale thereof to the Trustee. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof by the Depositor to the Trustee. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and
(ii) the conveyance provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets that constitute the Trust Fund, whether now owned or hereafter acquired.

         The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

         SECTION 10.05. Notices.

         (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                  1. Any material change or amendment to this Agreement;

                  2. The occurrence of any Event of Default that has not been cured;

                  3. The resignation or termination of the Master Servicer or the Trustee and the appointment of any successor;

                  4. The repurchase or substitution of Mortgage Loans pursuant to Section 2.03;

                  5. The final payment to Certificateholders; and

                  6. The exercise of the Optional Call.

         In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following:

                  1. Each report to Certificateholders described in Section
         4.04;

                  2. Each annual statement as to compliance described in Section 3.16;

                  3. Each annual independent public accountants' servicing report described in Section 3.17; and

                  4. Any notice of a purchase of a Mortgage Loan pursuant to
         Section 2.02, 2.03 or 3.11.

         (b) All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered by facsimile or otherwise to (a) in the case of the Depositor, Mellon Residential Funding Corporation, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Stephen Cobain , (b) in the case of the Master Servicer, Boston Safe Deposit and Trust Company, One Boston Place, Boston, Massachusetts 02108, Attention: __________ or such other address as may be hereafter furnished to the Depositor and the Trustee by the Master Servicer in writing, (c) in the case of the Trustee, at the Corporate Trust Office, or such other address as the Trustee may hereafter furnish to the Depositor or Master Servicer, and (d) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

         SECTION 10.06. Severability of Provisions.

         If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

         SECTION 10.07. Assignment.

         Notwithstanding anything to the contrary contained herein, except as provided in Section 6.02, this Agreement may not be assigned by the Master Servicer without the prior written consent of the Trustee and Depositor.

         SECTION 10.08. Limitation on Rights of Certificateholders.

         The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 10.09. Inspection and Audit.

         The Master Servicer agrees that, on reasonable prior notice, it will permit and will cause each Subservicer to permit any representative of the Depositor or the Trustee during the Master Servicer's normal business hours, to examine all the books of account, records, reports and other papers of the Master Servicer relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Master Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any out-of-pocket expense incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the party requesting such inspection; all other such expenses shall be borne by the Master Servicer or the related Subservicer.

         SECTION 10.10. Certificates Nonassessable and Fully Paid.

         It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.


                                   * * * * * *

         IN WITNESS WHEREOF, the Depositor, the Trustee, the Standby Purchaser, the Seller and the Master Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.


                               MELLON RESIDENTIAL FUNDING CORPORATION,
                                 as Depositor


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                 as Trustee


                               By:
                                  ----------------------------------------------
                                  Name: Amy Doyle
                                  Title: Assistant Vice President


                               MELLON BANK, N.A.,
                                 as Standby Purchaser


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:


                               BOSTON SAFE DEPOSIT AND TRUST COMPANY,
                                 as Seller and Master Servicer


                               By:
                                  ----------------------------------------------
                                  Name:
                                  Title:

                                                                      SCHEDULE I

                          (Not included in 8-K filing)








                                     S-I-1

                                                                     SCHEDULE II

                     Mellon Residential Funding Corporation
                       Mortgage Pass-Through Certificates
                                Series 2000-TBC3

          Representations and Warranties of the Seller/Master Servicer

         Boston Safe Deposit and Trust Company ("Boston Safe") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule II shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Boston Safe, as seller and master servicer, Mellon Residential Funding Corporation, as depositor, Wells Fargo Bank Minnesota, National Association, as trustee, and Mellon Bank, N.A., as standby purchaser.

                  (1) Boston Safe is a trust company duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and is duly authorized and qualified to transact any and all business contemplated by the Pooling and Servicing Agreement to be conducted by Boston Safe in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such state, to the extent necessary to ensure its ability to enforce each Mortgage Loan, to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement and to perform any of its other obligations under the Pooling and Servicing Agreement in accordance with the terms thereof.

                  (2) Boston Safe has the full corporate power and authority to sell and service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by the Pooling and Servicing Agreement and each Subsequent Transfer Agreement and has duly authorized by all necessary corporate action on the part of Boston Safe the execution, delivery and performance of the Pooling and Servicing Agreement and each Subsequent Transfer Agreement; and the Pooling and Servicing Agreement and each Subsequent Transfer Agreement, assuming the due authorization, execution and delivery thereof by the other parties thereto, constitutes a legal, valid and binding obligation of Boston Safe, enforceable against Boston Safe in accordance with its terms, except that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  (3) The execution and delivery of the Pooling and Servicing Agreement and each Subsequent Transfer Agreement by Boston Safe, the sale and servicing of the Mortgage Loans by Boston Safe under the Pooling and Servicing Agreement and each Subsequent Transfer Agreement, the consummation of any other of the transactions contemplated by the Pooling and Servicing Agreement and each Subsequent Transfer Agreement, and the fulfillment of or compliance with the terms thereof are in the ordinary course of business of Boston Safe and will not (A) result in a material breach of any term or provision of the charter or by-laws of Boston Safe or (B) materially conflict with, result in a material breach, violation or acceleration of, or


                                     S-II-1
         result in a material default under, the terms of any other material agreement or instrument to which Boston Safe is a party or by which it may be bound, or (C) constitute a material violation of any statute, order or regulation applicable to Boston Safe of any court, regulatory body, administrative agency or governmental body having jurisdiction over Boston Safe; and Boston Safe is not in breach or violation of any material indenture or other material agreement or instrument, or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it which breach or violation may materially impair Boston Safe's ability to perform or meet any of its obligations under the Pooling and Servicing Agreement or any Subsequent Transfer Agreement.

                  (4) Boston Safe is an approved seller/servicer of conventional residential mortgage loans for FNMA or FHLMC, with the facilities, procedures, and experienced personnel necessary for the servicing, in accordance with Accepted Servicing Practices, of mortgage loans of the same type as the Mortgage Loans, and is in good standing, to sell mortgage loans to and service mortgage loans for FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make Boston Safe unable to comply with FNMA or FHLMC eligibility requirements or which would require notification to either FNMA or FHLMC.

                  (5) No litigation is pending or, to the best of Boston Safe's knowledge, threatened, against Boston Safe that would materially and adversely affect the execution, delivery or enforceability of the Pooling and Servicing Agreement or any Subsequent Transfer Agreement or the ability of Boston Safe to sell or service the Mortgage Loans or to perform any of its other obligations under the Pooling and Servicing Agreement or any Subsequent Transfer Agreement in accordance with the terms thereof.

                  (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Boston Safe of, or compliance by Boston Safe with, the Pooling and Servicing Agreement or any Subsequent Transfer Agreement or the consummation of the transactions contemplated thereby, or if any such consent, approval, authorization or order is required, Boston Safe has obtained the same.

                  (7) Boston Safe intends to treat the transfer of the Mortgage Loans to the Depositor as a sale of the Mortgage Loans for all tax, accounting and regulatory purposes.

                  (8) The Initial Mortgage Loans were, and the Subsequent Mortgage Loans will be, selected from the outstanding adjustable rate one- to four- family mortgage loans in the Boston Safe's portfolio at the Closing Date as to which the representations and warranties set forth in Schedule III attached hereto could be made and such selection was not made in a manner so as to affect adversely the interests of the Depositor, the Trustee or the Certificateholders.


                                     S-II-2

                                                                    SCHEDULE III

                     Mellon Residential Funding Corporation
                       Mortgage Pass-Through Certificates
                                Series 2000-TBC3

             Representations and Warranties as to the Mortgage Loans

         Boston Safe Deposit and Trust Company ("Boston Safe") hereby makes the representations and warranties set forth in this Schedule III to the Depositor and the Trustee, as of the Closing Date with respect to the Initial Mortgage Loans or as of the applicable Subsequent Transfer Date with respect to the related Subsequent Mortgage Loans, or if so specified herein, as of the related Cut-off Date. Capitalized terms used but not otherwise defined in this Schedule III shall have the meanings ascribed thereto in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series, among Boston Safe, as seller and master servicer, Mellon Residential Funding Corporation, as depositor, Wells Fargo Bank Minnesota, National Association, as trustee, and Mellon Bank, N.A., as standby purchaser.

                  (1) The information set forth on Schedule I to the Pooling and Servicing Agreement with respect to each related Mortgage Loan is true and correct in all material respects as of the Closing Date or Subsequent Transfer Date, as applicable.

                  (2) As of the Closing Date or Subsequent Transfer Date, as applicable, all payments due with respect to each related Mortgage Loan prior to the applicable Cut-off Date have been made; and as of the applicable Cut-off Date, no related Mortgage Loan has been contractually delinquent for 30 or more days during the twelve months prior to the applicable Cut-off Date.

                  (3) No Mortgage Loan has a Loan-to-Value Ratio at origination (or, if any Mortgage Loan has been the subject of a significant modification since origination, other than as a result of a default or imminent default, as of the date of such modification) greater than 100%.

                  (4) Each Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property subject only to (a) the lien of non delinquent current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or which do not adversely affect the Property Value, and
         (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the Mortgaged Property and any Additional Collateral for the Mortgage Loan and the Seller has full right to sell and assign the same to the Depositor.

                  (5) Immediately prior to the assignment of the Mortgage Loans to the Depositor, the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any pledge, lien, encumbrance or security interest and had full right and authority, subject to no


                                     S-III-1
         interest or participation of, or agreement with, any other party, to sell and assign the same pursuant to the Pooling and Servicing Agreement or Subsequent Transfer Agreement, as applicable.

                  (6) There is no delinquent tax or assessment lien against any Mortgaged Property.

                  (7) There is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note.

                  (8) There are no mechanics' or similar liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in item (12) below.

                  (9) To the best of the Seller's knowledge, each Mortgaged Property is free of material damage and in good repair.

                  (10) Each Mortgage Loan at origination complied in all material respects with applicable state, local and federal laws, including, without limitation, usury, equal credit opportunity, real estate settlement procedures, truth-in-lending and disclosure laws, and consummation of the transactions contemplated hereby will not involve the violation of any such laws.

                  (11) As of the Closing Date or Subsequent Transfer Date, as applicable, neither the Seller nor any related prior holder of any related Mortgage has modified the Mortgage in any material respect (except that a Mortgage Loan may have been modified by a written instrument which has been recorded or submitted for recordation, if necessary, to protect the interests of the Certificateholders and the original or a copy of which has been delivered to the Trustee); satisfied, cancelled or subordinated such Mortgage in whole or in part; released the related Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of release, cancellation, modification or satisfaction with respect thereto, except in the circumstances contemplated in item (50) below. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

                  (12) Except in the case of Cooperative Loans, the Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender's title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, it successors and assigns, as to the first priority lien of the Mortgage, subject to the exceptions set forth in paragraph (4) above, at an amount at least equal to the Cut-off Date Stated Principal Balance of each such Mortgage Loan. If the Mortgaged Property is a condominium unit located in a state in which a title insurer will generally issue an endorsement, then the related title insurance policy contains an endorsement


                                     S-III-2
         insuring the validity of the creation of the condominium form of ownership with respect to the project in which such unit is located. Each such title insurance policy is valid and remains in full force and effect. To the best of the Seller's knowledge, no claims have been made under such mortgage title insurance policy and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgage title insurance policy.

                  (13) Each Mortgage Loan was originated by an entity that satisfied at the time of origination the requirements of Section 3(a)(41)(A)(ii) of the Securities Exchange Act of 1934, as amended.

                  (14) To the best of the Seller's knowledge, all improvements which were considered in determining the Property Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property (and, if the property is a condominium unit, such improvements lie wholly within the project) and no improvements on adjoining properties encroach upon the Mortgaged Property.

                  (15) To the best of the Seller's knowledge, no improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation. To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (or, in the case of a Cooperative Loan, the related Cooperative Unit) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, unless the lack thereof would not have a material adverse effect on the value of such Mortgaged Property, and the Mortgaged Property (or, in the case of a Cooperative Loan, the related Cooperative Unit) is lawfully occupied under applicable law.

                  (16) The Mortgage Note and the related Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms and under applicable law. To the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage have been duly and properly executed by such parties.

                  (17) The proceeds of the Mortgage Loan have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, or closing or recording the Mortgage Loans were paid.

                  (18) The related Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure.

                  (19) With respect to each Mortgage constituting a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage, and no fees or expenses are or will become payable by


                                     S-III-3
         the Certificateholders to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor.

                  (20) Each Mortgage Note and each Mortgage is in substantially one of the forms acceptable to FNMA or FHLMC, with such riders as have been acceptable to FNMA or FHLMC, as the case may be.

                  (21) There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the related Mortgage Note.

                  (22) The origination and collection practices used by the Seller with respect to each Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. All Mortgage Rate adjustments have been made in compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

                  (23) With the exception of Mortgage Loans identified on the Mortgage Loan Schedule as having Additional Collateral, the Mortgage
         Note is not secured by any collateral except the lien on Mortgaged Property created by the corresponding Mortgage and the security interest or any applicable security agreement or chattel mortgage referred to in paragraph (4) above.

                  (24) No Mortgage Loan has a shared appreciation feature, or other contingent interest feature.

                  (25) Each Mortgage Loan contains a customary "due on sale" clause.

                  (26) Approximately 97.92% of the Initial Mortgage Loans provide for a prepayment penalty if the Mortgagor prepays the related Mortgage Loan within the first year or three years, as applicable, of origination.

                  (27) No Mortgage Loan has a Loan-to-Collateral Value Ratio at origination greater than 90%.

                  (28) Except in the case of Cooperative Loans at the related Cut-off Date, the improvements upon each Mortgaged Property are covered by a valid and existing hazard insurance policy with a generally acceptable carrier that provides for fire and hazards of extended coverage and coverage for such other hazards as are customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan or (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium unit. All such individual insurance policies and all flood policies referred to in item (29) below contain a standard mortgagee clause naming


                                     S-III-4
         the Seller or the original mortgagee, and its successors in interest, as mortgagee, and the Seller has received no notice that any premiums due and payable thereon have not been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance including flood insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

                  (29) If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and such flood insurance has been made available, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration is in effect with respect to such Mortgaged Property with a generally acceptable carrier in an amount representing coverage not less than the lesser of
         (A) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement-cost basis or the unpaid balance of the Mortgage Loan (if replacement coverage is not available for the type of building insured), and (B) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973, as amended.

                  (30) To the best of the Seller's knowledge, there is no proceeding occurring, pending or threatened for the total or partial condemnation of the Mortgaged Property.

                  (31) There is no material monetary default existing under any Mortgage or the related Mortgage Note and, to the best of the Seller's knowledge, there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration under the Mortgage or the related Mortgage Note; and the Seller has not waived any default, breach, violation or event of acceleration.

                  (32) Except for Cooperative Loans, the Mortgaged Property is located in the state identified in the Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence will be erected, or a two- to four-family dwelling, or an individual condominium unit in a condominium project, or an individual unit in a PUD which, to the best of Seller's knowledge, does not include mobile homes and does not constitute other than real property under state law. For Cooperative Loans, the Mortgaged Property consists of shares of stock in a cooperative housing corporation and a leasehold interest in a cooperative apartment owned by such corporation located in the state identified in the Mortgaged Loan Schedule.

                  (33) Each Mortgage Loan is being serviced by the Master Servicer.

                  (34) Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan. The Mortgage Note does not permit or obligate the Master Servicer to make future advances to the Mortgagor at the option of the Mortgagor.


                                     S-III-5

                  (35) All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed, but is not yet due and payable. Except for (A) payments in the nature of escrow payments, and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage proceeds, whichever is later, to the day which precedes by one month the Due Date of the first installment of principal and interest, including without limitation, taxes and insurance payments, the Master Servicer has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage.

                  (36) Each Mortgage Loan was underwritten in all material respects in accordance with the Seller's underwriting guidelines as set forth in the Prospectus Supplement.

                  (37) Prior to the closing of the Mortgage Loan, an appraisal of the related Mortgaged Property was obtained from a qualified appraiser, duly appointed by the originator, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan; such appraisal is in a form in compliance with applicable federal law governing appraisals generally acceptable to FNMA and FHLMC.

                  (38) None of the Mortgage Loans is a graduated payment mortgage loan or a growing equity mortgage loan and none of the Mortgage Loans are subject to a buydown or similar arrangement.

                  (39) Any leasehold estate securing a Mortgage Loan has a term of not less than five years in excess of the term of the related Mortgage Loan.

                  (40) The Mortgage Loans were selected from among the outstanding adjustable-rate one- to four-family mortgage loans in the Seller's portfolio at the Closing Date or Subsequent Transfer Date, as applicable, as to which the representations and warranties made as to the Mortgage Loans set forth in this Schedule III can be made. Such selection was not made in a manner that would adversely affect the interests of Certificateholders.

                  (41) Each Initial Mortgage Loan has a payment date on or before the Due Date in the month of the first Distribution Date.

                  (42) With respect to any Mortgage Loan as to which an affidavit has been delivered to the Trustee certifying that the original Mortgage Note is a Lost Mortgage Note, if such Mortgage Loan is subsequently in default, the enforcement of such Mortgage Loan or of the related Mortgage by or on behalf of the Trustee will not be materially adversely affected by the absence of the original Mortgage Note. A "Lost Mortgage Note" is a Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

                  (43) The Mortgage Loans, individually and in the aggregate, conform in all material respects to the descriptions thereof in the Prospectus Supplement.


                                     S-III-6

                  (44) The Mortgage Rate is adjusted on each Adjustment Date to equal the applicable Loan Index plus the Gross Margin, which amount is added in accordance with the terms of the Mortgage Note, subject to the Periodic Rate Cap, if any, and Maximum Mortgage Rate or Minimum Mortgage Rate, if any. The Mortgage Note is payable each month in installments of principal and/or interest, which installments of interest are subject to change due to the adjustments to the Mortgage Rate on each Adjustment Date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty (30) years. The Mortgage Note provides for accrual of interest on the basis of a 360 day year consisting of twelve 30-day months. There is no negative amortization. At no time has the Mortgage Rate exceeded the Maximum Mortgage Rate as set forth in the related Mortgage Note.

                  (45) Certain Mortgage Loans contain a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan.

                  (46) All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the real Mortgaged Property is located, and (2) organized under the laws of such state, or
         (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state.

                  (47) To the best of Seller's knowledge, the Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation.

                  (48) The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Soldiers' and Sailors' Civil Relief Act of 1940.

                  (49) Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G of the Code and Treas. Reg. 1.860G-2.

                  (50) No Mortgage Loan requires the Mortgagee to release any portion of the Mortgaged Property from the lien of the Mortgage other than (i) upon payment in full of the Mortgage Loan or (ii) with respect to Mortgaged Property consisting of more than one piece of real property or shares of a cooperative corporation, a release of a portion of the Mortgaged Property upon a partial repayment of the Mortgage Loan, provided the Loan-to-Collateral Value Ratio of the remaining Mortgaged Property after the release does not exceed 90%.

                  (51) No Mortgage Loan is covered by a Primary Insurance
         Policy.


                                     S-III-7

                                                                     SCHEDULE IV

                                   [RESERVED]




                                     S-IV-1

                                                                      SCHEDULE V

                     Form of Monthly Master Servicer Report

           [TO BE AGREED UPON BY THE TRUSTEE AND THE MASTER SERVICER]





                                      S-V-1

                                                                       EXHIBIT A

                          [FORM OF SENIOR CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").]

Certificate No.                             :

Cut-off Date                                :

First Distribution Date                     :

Initial Certificate Balance
of this Certificate
("Denomination")                            :        $

Initial Certificate Balances
of all Certificates of
this Class                                  :        $

Pass-Through Rate                           :

CUSIP                                       :


                     MELLON RESIDENTIAL FUNDING CORPORATION.
                Mortgage Pass-Through Certificates, Series 200 -
                                    Class [ ]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

              MELLON RESIDENTIAL FUNDING CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that __________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, _________________, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__




                        WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                          as Trustee


                        By _____________________________________


Countersigned:

By _______________________________
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA,
     NATIONAL ASSOCIATION, as Trustee

                                                                       EXHIBIT B

                       [FORM OF SUBORDINATED CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES UNDER THE CODE TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _________, 200_. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS ________%. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT OF _________% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH $__________ OF OID PER $1,000 OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE; THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING THE ACCRUAL OF OID IS APPROXIMATELY % (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS $________ PER $1,000 OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE COMPUTED USING THE MONTHLY YIELD AND DAILY COMPOUNDING DURING THE SHORT ACCRUAL PERIOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE. THE ACTUAL YIELD TO MATURITY MAY DIFFER FROM THAT SET FORTH ABOVE, AND THE ACCRUAL OF OID WILL BE ADJUSTED, IN ACCORDANCE WITH SECTION 1272(a)(6) OF THE CODE, TO TAKE INTO ACCOUNT EVENTS WHICH HAVE OCCURRED DURING ANY ACCRUAL PERIOD. THE PREPAYMENT ASSUMPTION IS INTENDED TO BE THE PREPAYMENT ASSUMPTION REFERRED TO IN SECTION 1272(a)(6)(B)(iii) OF THE CODE.]

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE EITHER (i) REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR (B) IS AN "INSURANCE COMPANY GENERAL ACCOUNT" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (ii) DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. [ANY SUCH REPRESENTATION UNDER (A)(i) OR (ii) SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.] NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :

Cut-off Date                                :

First Distribution Date                     :

Initial Certificate Balance
of this Certificate
("Denomination")                            :        $

Initial Certificate Balances
of all Certificates of
this Class                                  :        $

Pass-Through Rate                           :

[CUSIP                                      :]


                     MELLON RESIDENTIAL FUNDING CORPORATION.
                Mortgage Pass-Through Certificates, Series 200 -
                                    Class [ ]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

              MELLON RESIDENTIAL FUNDING CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, ____________________, as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         [No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee in writing the facts surrounding the transfer. In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act and such state securities laws, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Master Servicer or the Depositor. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

         No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation [letter] from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement, which representation letter shall not be an expense of the Trustee or the Master Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")), or (iii) in the case of any such Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Certificate will not result in a prohibited transaction and will not subject the Trustee to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. [Such representation shall be deemed to have been made to the Trustee by the Transferee's acceptance of a Certificate of this

Class and by a beneficial owner's acceptance of its interest in a Certificate of this Class.] Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                                  as Trustee


                               By ______________________________________


Countersigned:

By _______________________________
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA,
     NATIONAL ASSOCIATION, as Trustee

                                                                       EXHIBIT C

                         [FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

[THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE EITHER (i) DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE EITHER (A) IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN OR ARRANGEMENT SUBJECT TO SECTION 4975 OF THE CODE, OR (B) IS AN "INSURANCE COMPANY GENERAL ACCOUNT" AS SUCH TERM IS DEFINED IN SECTION V(e) OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (ii) DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.                             :

Cut-off  Date                               :

Initial Certificate Balance
of this Certificate
("Denomination")                            :        $

Initial Certificate Balances
of all Certificates of
this Class                                  :        $

Pass-Through Rate                           :

CUSIP                                       :

                     MELLON RESIDENTIAL FUNDING CORPORATION.
                Mortgage Pass-Through Certificates, Series 200 -

         evidencing the distributions allocable to the Class A-R Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties

              MELLON RESIDENTIAL FUNDING CORPORATION, as Depositor

         Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that ______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate Initial Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement") among the Depositor, _________________ as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class A-R Certificate at the Corporate Trust Office.

         No transfer of a Class A-R Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, (ii) if the purchaser is an insurance company, a representation letter that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) or (iii) in the case of any such Class A-R Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such Class A-R Certificate will not result in a prohibited transaction and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Master Servicer. Notwithstanding anything else to the contrary herein, any purported transfer of a Class

A-R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

         Each Holder of this Class A-R Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class A-R Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class A-R Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class A-R Certificate must agree not to transfer an Ownership Interest in this Class A-R Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class A-R Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                             WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                               as Trustee



                             By _______________________________________


Countersigned:

By _______________________________
     Authorized Signatory of
     WELLS FARGO BANK MINNESOTA,
     NATIONAL ASSOCIATION, as Trustee

                                                                       EXHIBIT D

                      [FORM OF NOTIONAL AMOUNT CERTIFICATE]

[SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").]

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

[THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES UNDER THE CODE TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS __________, 200_. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS ________%. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT OF __________% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH $_______ OF OID ON THE INITIAL POOL STATED PRINCIPAL BALANCE; THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING THE ACCRUAL OF OID IS APPROXIMATELY _____% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS $________ ON THE INITIAL POOL STATED PRINCIPAL BALANCE; AND THE METHOD USED TO CALCULATE THE ANNUAL YIELD TO MATURITY AND THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS THE EXACT METHOD AS DEFINED IN PROPOSED TREASURY REGULATIONS. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE. THE ACTUAL YIELD TO MATURITY MAY DIFFER FROM THAT SET FORTH ABOVE, AND THE ACCRUAL OF OID WILL BE ADJUSTED, IN ACCORDANCE WITH SECTION 1272(a)(6) OF THE CODE, TO TAKE INTO ACCOUNT EVENTS WHICH HAVE OCCURRED DURING ANY ACCRUAL PERIOD. THE PREPAYMENT ASSUMPTION IS INTENDED TO BE THE PREPAYMENT ASSUMPTION REFERRED TO IN SECTION 1272(a)(6)(B)(iii) OF THE CODE.]

Certificate No.                             :

Cut-off Date                                :

First Distribution Date                     :

Initial Notional Amount
of this Certificate
("Denomination")                            :

Initial Notional Amount
of all Certificates
of this Class                               :

Pass-Through Rate                           :

CUSIP                                       :

                     MELLON RESIDENTIAL FUNDING CORPORATION
                Mortgage Pass-Through Certificates, Series 200 -
                                    Class [ ]

         evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional loans (the "Mortgage Loans") secured by first liens on one- to four-family residential properties


              MELLON RESIDENTIAL FUNDING CORPORATION, as Depositor

         This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

         This certifies that ___________________ is the registered owner of the Percentage Interest evidenced by this Certificate specified above in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Mellon Residential Funding Corporation (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of Cut-off Date specified above (the "Agreement") among the Depositor, _______________ as seller (in such capacity, the "Seller") and as master servicer (in such capacity, the "Master Servicer"), and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

         Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

                                      * * *

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:  ____________, 20__

                              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


                              By ______________________________________


Countersigned:

By ______________________________
    Authorized Signatory of
    WELLS FARGO BANK MINNESOTA,
    NATIONAL ASSOCIATION, as Trustee

                                                                       EXHIBIT E

                        [Form of Reverse of Certificates]

                     MELLON RESIDENTIAL FUNDING CORPORATION
                       Mortgage Pass-Through Certificates

         This Certificate is one of a duly authorized issue of Certificates designated as Mellon Residential Funding Corporation., Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

         The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

         This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

                  Pursuant to the terms of the Agreement, a distribution will be made on the _____ day of each month or, if such _____ day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

         Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

         The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

         As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

         The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

         No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Depositor, the Master Servicer, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

         On any Distribution Date on which the Pool Stated Principal Balance is less than or equal to _% of the aggregate Cut-off Date Principal Balances of the Mortgage Loans and the amount deposited in Pre-Funding Account on the Closing Date, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

         As described in the Agreement, during the Put Period, Certificateholders (other than Holders of the Class A-R and Class X Certificates) will have an option to sell their Certificates to Mellon Bank, N.A. and if Certificateholders holding more than 90% of the outstanding aggregate Class Certificate Balance of the Certificates exercise this option, Mellon Bank, N.A. will have the right to purchase all of the remaining Certificates (other than the Class A-R and Class X Certificates).

         Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________
Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

         I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

_________________________________________.

Dated:

                                           _____________________________________
                                           Signature by or on behalf of assignor


                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _______________________________,
___________________________, for the account of ______________________, account number ____________________, or, if mailed by check, to _______________________________________. Applicable statements should be mailed to _________________________________________,__________________________________.

         This information is provided by ____________________, the assignee named above, or ___________________, as its agent.

STATE OF                                )
                                        )   ss.:
COUNTY OF                               )

         On the ____ day of ______________, 20__ before me, a notary public in and for said State, personally appeared _________________, known to me who, being by me duly sworn, did depose and say that he executed the foregoing instrument.


                                                   _____________________________
                                                   Notary Public

[Notarial Seal]

                                                                       EXHIBIT F

                                   [RESERVED]

                                                                       EXHIBIT G

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Master Servicer]

[Seller]

          Re:      Pooling and Servicing Agreement among
                   Mellon Residential Funding Corporation,
                   as Depositor, ________________________,
                   as Seller and Master Servicer, and
                   Wells Fargo Bank Minnesota, National Association, as Trustee Mortgage Pass-Through Certificates, Series 200 -_______
                   ------------------------------------------------------------

Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached schedule) it has received:

         (i) the original Mortgage Note endorsed in the following form: "Pay to the order of __________, without recourse"; and

         (ii) except with respect to a Cooperative Loan, a duly executed assignment of the Mortgage (which may be included in a blanket assignment or assignments).

         Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


                               By: ______________________________________

                               Name: ____________________________________

                               Title: ___________________________________

                                                                       EXHIBIT H

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Master Servicer]

[Seller]

          Re:      Pooling and Servicing Agreement among
                   Mellon Residential Funding Corporation,
                   as Depositor , _______________, as Seller and
                   Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee, Mortgage Pass-Through Certificates, Series 200_-________________________
                   -------------------------------------------------------


Gentlemen:

         In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

         (i)   The original Mortgage Note endorsed in the form provided in
Section 2.01(c)(i) of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the Seller.

         (ii) Except with respect to a Cooperative Loan, the original recorded Mortgage.

         (iii) Except with respect to a Cooperative Loan, a duly executed assignment of the Mortgage in the form provided in Section 2.01(c)(iii) of the Pooling and Servicing Agreement, or, if the Depositor has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the assignment of the Mortgage (excluding information to be provided by the recording office).

         (iv) Except with respect to a Cooperative Loan, the original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the Seller.

         (v) The original or copies of each assumption, modification, written assurance or substitution agreement, if applicable.

         (vi) Except with respect to a Cooperative Loan, the original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

         Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (i), (ii) (except for zip code), (iii), (iv) and (vi) of the definition of the "Mortgage Loan Schedule" in Section 1.01 of the Pooling and Servicing Agreement accurately reflects information set forth in the Mortgage File.

         The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

         Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                           WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


                           By : __________________________________

                           Name: _________________________________

                           Title: ________________________________

                                                                       EXHIBIT I

                           FORM OF TRANSFER AFFIDAVIT

                     Mellon Residential Funding Corporation
                       Mortgage Pass-Through Certificates
                                  Series 200 -_


STATE OF                            )
                                    )   ss.:
COUNTY OF                           )

         The undersigned, being first duly sworn, deposes and says as follows:

         a. The undersigned is an officer of ____________, the proposed Transferee of an Ownership Interest in a Class A-R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among Mellon Residential Funding Corporation, as depositor (the "Depositor"), ________________, as seller and master servicer and Wells Fargo Bank Minnesota, National Association, as Trustee. Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

         b. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

         c. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

         d. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

         e. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

         f. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit J to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

         g. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

         h. The Transferee's taxpayer identification number is .

         i. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

         j. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

         k. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan.

                                      * * *

         IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of _________, 20__.


                                              __________________________________
                                              PRINT NAME OF TRANSFEREE


                                              By: ______________________________

                                                  Name:
                                                  Title:


[Corporate Seal]

ATTEST:

[Assistant] Secretary

         Personally appeared before me the above-named __________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this _____ day of _________, 20__.


                   NOTARY PUBLIC


                   My Commission expires the ____ day of ________________, 20__.

                                                                       EXHIBIT 1
                                                                    to EXHIBIT I

                               Certain Definitions

         "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

         "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Class A-R Certificate, (iv) rural electric and telephone cooperatives described in Code
Section 1381(a)(2)(c), (v) an "electing partnership as defined in Code Section 775, (vi) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust unless such Person has furnished the transferor and the Trustee with a duly completed Internal Revenue Service Form 4224 or any applicable successor form, and (vii) any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Class A-R Certificate to such Person may cause either REMIC hereunder to fail to qualify as a REMIC at any time that certain Certificates are Outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the FHLMC, a majority of its board of directors is not selected by such governmental unit.

         "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

         "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

         "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                                       EXHIBIT 2
                                                                    to EXHIBIT I

                        Section 5.02(c) of the Agreement

         (a) Each Person who has or who acquires any Ownership Interest in a Class A-R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Class A-R Certificate are expressly subject to the following provisions:

                  (i) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

                  (ii) No Ownership Interest in a Class A-R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Class A-R Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

                  (iii) Each Person holding or acquiring any Ownership Interest in a Class A-R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Class A-R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Class A-R Certificate and (C) not to Transfer its Ownership Interest in a Class A-R Certificate or to cause the Transfer of an Ownership Interest in a Class A-R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

                  (iv) Any attempted or purported Transfer of any Ownership Interest in a Class A-R Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Class A-R Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Class A-R Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Class A-R Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter or the Investment Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Class A-R Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Class A-R Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

                  (v) The Depositor shall compute any tax or use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under
         Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Class A-R Certificate to any Holder who is not a Permitted Transferee. The Trustee will compute such tax upon receipt of an additional, reasonable fee.

                                                                     EXHIBIT J-1

                         FORM OF TRANSFEROR CERTIFICATE
                              (Private Certificate)

                                                              __________________
                                                              Date


Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street, Room 410
Pittsburgh, PA  15258
Attention:

Wells Fargo Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services-Mellon Residential Funding
           Corporation Mortgage Pass-Through Certificates, Series 200_-_



                  Re:      Mellon Residential Funding Corporation
                           Mortgage Pass-Through Certificates,
                           Series 200_-_ , Class,
                           --------------------------------------


Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and
(b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

                                                     Very truly yours,


                                                     __________________________
                                                     Print Name of Transferor


                                                     By:_______________________
                                                        Authorized Officer


                                     J-1-1

                                                                     EXHIBIT J-2

                         FORM OF TRANSFEROR CERTIFICATE
                                   (Class A-R)



                                                              __________________
                                                              Date


Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street, Room 410
Pittsburgh, PA  15258
Attention:

Wells Fargo Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services-Mellon Residential Funding
           Corporation Mortgage Pass-Through Certificates, Series 200_-_


                  Re: Mellon Residential Funding Corporation Mortgage Pass-Through Certificates,
                           Series 200_, Class A-R Certificates
                           --------------------------------------

Ladies and Gentlemen:

         In connection with our disposition of the above Certificates we certify that we have no knowledge the Transferee is not a Permitted Transferee.

                                                     Very truly yours,


                                                     __________________________
                                                     Print Name of Transferor


                                                     By:_______________________
                                                        Authorized Officer



                                     J-2-1

                                                                       EXHIBIT K

                    FORM OF INVESTMENT LETTER (NON-RULE 144A)

                                                              __________________
                                                              Date


Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street, Room 410
Pittsburgh, PA  15258
Attention:

Wells Fargo Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services-Mellon Residential Funding
           Corporation Mortgage Pass-Through Certificates, Series 200_-_

                  Re:      Mellon Residential Funding Corporation
                           Mortgage Pass-Through Certificates,
                           Series 200_-_ , Class
                           --------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d)(i) we are either: (A) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition, or (B) an insurance company which is acquiring such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60) or (ii) we have delivered an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificates will not result in a prohibited transaction and will not subject the Trustee to any obligation in addition to those expressly undertaken in the Pooling and Servicing Agreement or to any liability, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                                                     Very truly yours,


                                                     __________________________
                                                     Print Name of Transferor


                                                     By:_______________________
                                                        Authorized Officer

                                                                       EXHIBIT L

                            FORM OF RULE 144A LETTER

                                                              __________________
                                                              Date


Mellon Residential Funding Corporation
One Mellon Bank Center
500 Grant Street, Room 410
Pittsburgh, PA  15258
Attention:

Wells Fargo Bank Minnesota, National Association
Sixth Street and Marquette Avenue
Minneapolis, Minnesota  55479-0113
Attention: Corporate Trust Services-Mellon Residential Funding
           Corporation Mortgage Pass-Through Certificates, Series 200_-_

                  Re:      Mellon Residential Funding Corporation
                           Mortgage Pass-Through Certificates,
                           Series 200 -  , Class
                           --------------------------------------

Ladies and Gentlemen:

         In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) (i) we are either (A): not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement, nor are we using the assets of any such plan or arrangement to effect such acquisition, or (B) an insurance company which is acquiring such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60) or (ii) we have delivered an Opinion of Counsel satisfactory to the Trustee to the effect that the purchase or holding of such Certificates will not result in a prohibited transaction and will not subject the Trustee to any obligation in addition to those expressly undertaken in the Agreement or to any liability, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates,
(f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                            ANNEX 1 TO EXHIBIT L

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

         2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis either at least $100,000 in securities or, if Buyer is a dealer, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

         ___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

         ___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

         ___      Broker-dealer. The Buyer is a dealer registered pursuant to
                  Section 15 of the Securities Exchange Act of 1934.

         ___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

         ___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

         ___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

         ___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

         ___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

         ___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

         3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

         4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

         5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

         6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                 ________________________________________
                                 Print Name of Buyer


                                 By: ____________________________________
                                      Name:
                                      Title:


                                 Date: ______________________

                                                            ANNEX 2 TO EXHIBIT L


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

         1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

         2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

         ___ The Buyer owned $_________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         ___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

         3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

         4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

         5. The Buyer is familiar with Rule 144A and under-stands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

                  6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                 _______________________________
                                 Print Name of Buyer or Adviser


                                 By:____________________________
                                      Name:
                                      Title:


                                 IF AN ADVISER:


                                 _______________________________
                                 Print Name of Buyer


                                 Date:_________________

                                                                       EXHIBIT M

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

                     MELLON RESIDENTIAL FUNDING CORPORATION.
                       Mortgage Pass-Through Certificates
                                  Series 200 -_

Loan Information

         Name of Mortgagor: ___________________________________________________

         Servicer
         Loan No.:          ___________________________________________________

Trustee

         Name:               __________________________________________________


         Address:            __________________________________________________


                             __________________________________________________

         Trustee
         Mortgage File No.:  __________________________________________________


         The undersigned Master Servicer hereby acknowledges that it has received from Wells Fargo Bank Minnesota, National Association, as Trustee for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") relating to the above-referenced Series among the Trustee, ________________, as Seller and Master Servicer and Mellon Residential Funding Corporation, as Depositor.

         ( ) Mortgage Note dated ___________ , 20__, in the original principal sum of $__________, made by ____________, payable to, or endorsed to the order of, the Trustee.

         ( )      Mortgage recorded on _________________ as instrument no.
                  _____________________ in the County Recorder's Office of the County of ___________________, State of _______________ in
                  book/reel/docket ________________ of official records at page/image ________________.


         ( ) Deed of Trust recorded on __________________ as instrument no. _________________ in the County Recorder's Office of the County of _________________, State of _________________ in
                  book/reel/docket _________________ of official records at page/image _________________.

         ( ) Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _________________ as instrument no. _________________ in the County Recorder's Office of the County of _________________, State of _________________ in
                  book/reel/docket _________________ of official records at page/image _________________.

         ( ) Mortgage Loan File with respect to Mortgage Note dated _______ in the original principal sum of $_____ made by __________.

         ( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

                  ( )      _____________________________________________________

                  ( )      _____________________________________________________

                  ( )      _____________________________________________________

                  ( )      _____________________________________________________

         The undersigned Master Servicer hereby acknowledges and agrees as follows:

                  (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

                  (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

                  (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Trustee when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

                  (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                              __________________________________

                                              By _______________________________

                                              Its ______________________________

Date: ______________, 20__

                                                                       EXHIBIT N

                        REQUEST FOR RELEASE OF DOCUMENTS

To:      Wells Fargo Bank Minnesota, N.A.
         1015 10th Avenue S.E.
         Minneapolis, MN  55414-0031
         Attn:   Inventory Control

         Re: Custodial Agreement dated as of ________, among _____________. and Wells Fargo Bank Minnesota, N.A., as Custodian

         In connection with the administration of the Mortgage Loans held by you as Custodian for the Owner pursuant to the above-captioned Custody Agreement, we request the release, and hereby acknowledge receipt, of the Custodian's Mortgage File for the Mortgage Loan described below, for the reason indicated.

Mortgage Loan Number:

Mortgagor Name, Address & Zip Code:



Reason for Requesting Documents (check one):

_______           1.       Mortgage Paid in Full

_______           2.       Foreclosure

_______           3.       Substitution

_______           4.       Other Liquidation (Repurchases, etc.)

_______           5.       Nonliquidation  Reason:______________________________

Address to which Custodian should
Deliver the Custodian's Mortgage File: _________________________________________

                                       _________________________________________

                                       _________________________________________



                                    By:_________________________________________
                                                  (authorized signer)

                                    Issuer:_____________________________________

                                    Address:____________________________________

                                            ____________________________________

                                    Date:_______________________________________

Custodian

Wells Fargo Bank Minnesota, N.A.


Please acknowledge the execution of the above request by your signature and date below:

____________________________________                 _________________
Signature                                                   Date

Documents returned to Custodian:

____________________________________                 _________________
Custodian                                                   Date

                                                                       EXHIBIT O

                      Form of Additional Pledged Collateral

                               Custodial Agreement


         THIS ADDITIONAL PLEDGED COLLATERAL CUSTODIAL AGREEMENT, dated as of ______, 200_, is by and among Wells Fargo Bank Minnesota, National Association, a national banking association with an office at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, ("Wells Fargo"), Boston Safe Deposit and Trust Company, a Massachusetts trust company with its principal place of business at One Boston Place, Boston, MA 02108 ("Boston Safe" or the "Custodian") and Mellon Residential Funding Corporation, a Delaware corporation with its principal place of business at One Mellon Bank Center, Pittsburgh, PA 15258 ("MRFC");

                                   WITNESSETH

         WHEREAS, pursuant to the terms of a Pooling and Servicing Agreement of even date herewith by and among MRFC, as depositor, Wells Fargo, as trustee, Mellon Bank N.A., as standby purchaser, and Boston Safe, as master servicer and seller (the "Pooling Agreement"), MRFC has agreed to purchase certain loans (each a "Mortgage Loan") from Boston Safe and to cause the Mortgage Loans to be assigned to Wells Fargo for the benefit of the holders of certificates to be issued by MRFC Mortgage Pass-Through Trust, Series 200_ ____ (the "Certificateholders"); and

         WHEREAS, certain Mortgage Loans are secured by Additional Collateral (as defined in the Pooling Agreement) currently in the custody of Boston Safe; and

         WHEREAS, Wells Fargo desires to have Boston Safe retain possession of the Additional Pledged Collateral for the benefit of the Trustee and the Certificateholders, in accordance with the terms and conditions hereof;

         NOW, THEREFORE, in consideration of the mutual undertakings herein expressed the parties hereto hereby agree as follows:

         Section 1. Definitions.

         Capitalized terms shall have the meanings assigned to them, except that capitalized terms used and not defined herein shall have the meanings assigned to such terms by the Pooling Agreement.

         Section 2. Appointment of the Custodian.

         Wells Fargo hereby appoints and designates the Custodian as the custodian of the Additional Collateral. The Custodian hereby accepts such appointment and designation and agrees that it shall maintain custody of the Additional Collateral in accordance with this Agreement. In its discretion, the Custodian is permitted to engage sub-contractors to assist in providing certain of the services to Wells Fargo under this Agreement.

         Section 3. Obligations of the Custodian.

         The Custodian shall hold all Additional Collateral for the use and benefit of Wells Fargo and the Certificateholders, and shall make disposition thereof in accordance with this Agreement and the instructions furnished by Wells Fargo. The Custodian shall segregate and maintain continuous custody of all Additional Collateral in accordance with customary standards for such custody.

         Section 4. Custodian Duties.

         As Custodian for the Additional Collateral, the Custodian shall:

                  (a) hold the Additional Collateral, as applicable, in safekeeping facilities, including, without limitation, in central depositories including The Depository Trust Company, in the Book Entry System of the U.S. Treasury Department ("Fed Book Entry"), or in the safekeeping of other custodian banks, clearing corporations and depositories or similar organizations in the U.S. or elsewhere, as required for the secure and efficient handling of the property and as the Custodian in its sole discretion shall select;

                  (b) collect all income earned by, and all distributions due to, the Additional Collateral, if any;

                  (c) collect all proceeds from securities, certificates of deposit or other investments which may mature or be called;

                  (d) attend to exchanges of securities, to deposits or exchanges of the securities of companies in reorganization, and to other so-called corporate actions which affect the Additional Collateral as directed by Wells Fargo; and

                  (e) upon Wells Fargo's written instructions, deliver to any person, agent, financial institution, partnership, corporation or other designated recipient any or all of the Additional Collateral held under this Agreement.

         The Custodian shall have no duty or responsibility to manage or recommend investments of the assets held by it hereunder or to initiate any purchase, sale or other investment transaction in the absence of proper instructions (as set forth in Section 5 below).

         Section 5. Directions And Instructions.

         All directions to the Custodian from Wells Fargo shall be in writing (provided that the Custodian may, in its discretion, accept oral directions subject to confirmation in writing), and the Custodian shall be fully protected in acting in accordance therewith or for failing to act in the absence thereof. Wells Fargo shall certify to the Custodian the names and specimen signatures of persons authorized to act for Wells Fargo in relation to the Custodian. Communications to the Custodian shall be sent to its offices at One Boston Place, Boston, Massachusetts 02108 or to such other address as the Custodian shall specify, and such communications shall be binding upon the Custodian when received by it.

         Notwithstanding anything herein to the contrary, the Custodian shall be fully protected in acting in accordance with directions with respect to securities transactions (including without limitation the affirmation and/or confirmation of such transactions) received by it through a system or arrangement for the coordination of securities transaction settlements operated by The Depository Trust Company or by any central securities depository, securities clearing organization or book entry system which serves to link investment managers, securities brokers and custodian banks, pursuant to an agreement entered into by the Custodian and Wells Fargo to the same extent as if the directions were in writing.

         Section 6. Without Express Authority.

         The Custodian may, in its discretion and without express authority from Wells Fargo:

                  (a) endorse for collection, in the name of Wells Fargo, checks, drafts and other negotiable instruments; and

                  (b) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the Additional Collateral of Wells Fargo except as otherwise provided by proper instructions.

         Section 7. Standard of Care.

         The duties of the Custodian shall only be those specifically undertaken pursuant to this Agreement, and the Custodian shall not be liable for an act or omission of another person in carrying out any responsibility imposed upon such person with respect to the Additional Collateral held under this Agreement whether such responsibility is allocated to such other person by this Agreement or pursuant to a procedure established in this Agreement or otherwise. In performing its duties under this Agreement, the Custodian shall exercise the same care and diligence that it would devote to its own property and shall be liable only for losses arising from its negligence or willful misconduct.

         Section 8. Indemnification of the Custodian.

         MRFC agrees to indemnify and hold harmless the Custodian and its directors, officers, employees, agents and nominees from all taxes (except taxes on the net income of the Custodian, its agents and its nominees), charges, expenses, assessments, claims and liabilities (including reasonable legal fees and expenses) incurred by any of them in connection with the performance of this Agreement, except such as may arise from any negligent action, negligent failure to act or willful misconduct on the part of the indemnified entity.

         Section 9. Compensation of the Custodian.

         Throughout the Term of this Agreement, as set forth in Section 14 below, the Custodian shall perform its duties hereunder without compensation. Thereafter, the Custodian shall be entitled to reimbursement of expenses incurred in connection with any necessary transfer following notice of termination or removal under Sections 11, 12 or 14.

         Section 10. Examination of Custodial Files.

         Upon reasonable prior notice to the Custodian, Wells Fargo and MRFC and any of their respective agents, accounts, attorneys and auditors will be permitted during normal business hours to examine the records relating to Additional Pledged Collateral in the possession of or under the control of the Custodian relating to any or all of the Mortgage Loans.

         Section 11. Removal of the Custodian.

         Upon at least 45 days' prior written notice to the Custodian and MRFC, and only for cause, Wells Fargo may remove and discharge the Custodian from the performance of its duties under this Agreement. Having given notice of such removal and having received the prior written consent of Wells Fargo, MRFC promptly shall appoint a successor Custodian to act on behalf of Wells Fargo by written instrument, one original counterpart of which instrument shall be delivered to the Custodian. Any termination by Wells Fargo shall be accompanied or followed promptly by proper instructions in writing setting forth the names of the persons to whom the Custodian shall deliver the Additional Collateral. The Custodian will deliver promptly the Additional Collateral to the persons so specified, after deducting therefrom any amounts which the Custodian is owed for services or reimbursement of expenses hereunder. MRFC shall cause the Master Servicer to pay the fees of the successor Custodian, provided, that if Wells Fargo is the successor to the Master Servicer under the Pooling and Servicing Agreement, MRFC shall pay such fees.

         Section 12. Termination by the Custodian.

         The Custodian may terminate its obligations under this Agreement upon at least 45 days' prior written notice to Wells Fargo and the MRFC. In the event of such termination and with the prior written consent of Wells Fargo, MRFC shall appoint a successor Custodian. MRFC shall cause the Master Servicer or any successor to Boston Safe as the Master Servicer pursuant to the Pooling Agreement, except to the extent Wells Fargo is such successor in which case MRFC agrees, to pay such successor Custodian's fees and expenses. If notice of termination is given by the Custodian, Wells Fargo shall, within 30 days following the giving of such notice, deliver to the Custodian proper instructions in writing specifying the names of the persons to whom the Custodian shall deliver the Additional Pledged Collateral held by it. The Custodian will deliver promptly the Additional Pledged Collateral to the persons so specified, after deducting therefrom any amounts which the Custodian is owed for services or reimbursement of expenses hereunder.

         If within 30 days following the giving of a notice of termination by the Custodian, the Custodian does not receive from Wells Fargo proper instructions in writing specifying the names of the persons to whom the Custodian shall deliver the assets of Wells Fargo held by it, the Custodian, at its election, may seek court action with respect to the appointment of a successor custodian.

         Section 13. Survival.

         The obligations of the parties hereto regarding the use of reasonable care, indemnities and payment of fees and expenses shall survive the termination of this Agreement.

         Section 14. Term of Agreement.

         Unless terminated pursuant to Section 11 or Section 12 hereof, this Agreement shall terminate upon the earlier of (1) the resignation or removal of the Custodian, its agent or affiliate as the Master Servicer under the Pooling Agreement, and (2) the termination of the Trust Fund pursuant to Section



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
9.01 of the Pooling Agreement. In such event, all Additional Pledged Collateral shall be released in accordance with the written instructions of Wells Fargo.

         Section 15. Notices.

         Except as otherwise specified herein, each notice or other communication hereunder shall be in writing and shall be delivered to the intended recipient at the following address (or at such other address as the intended recipient shall have specified in a written notice given to the other parties hereto):

         if to Wells Fargo Bank:

                  Wells Fargo Bank Minnesota, National Association
                  11000 Broken Land Parkway
                  Columbia, Maryland  21044-3562
                  Attention: Corporate Trust Services-Mellon Residential Funding
                             Corporation, Series 2000-TBC3

         if to the Custodian:

                  Boston Safe Deposit and Trust Company
                  One Boston Place
                  Boston, MA 02108 Attention:

         if to MRFC:

                  Mellon Residential Funding Corporation
                  One Mellon Bank Center
                  Room 410
                  Pittsburgh, PA  15258
                  Attention:  Stephen Cobain, President

         Section 16. Amendments.

         Unless otherwise specifically provided herein, this Agreement may not be amended, modified, altered or supplemented other than by means of an agreement or instrument executed on behalf of each of the parties hereto.

         Section 17. Waiver.

         No failure on the part of any person to exercise any power, right, privilege or remedy hereunder, and no delay on the part of any person in the exercise of any power, right, privilege or remedy hereunder, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.


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

         Section 18. Severability.

         In the event that any provision of this Agreement, or the application of any such provision to any person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

         Section 19. Successor and Assigns.

         This agreement shall inure to the benefit of the successors and assigns of the parties hereto.

         Section 20. Governing Law.

         This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the Commonwealth of Massachusetts.

         Section 21. Counterparts.

         This Agreement may be executed in counterparts, each of which shall constitute an original and both of which, when taken together, shall constitute one agreement.

         IN WITNESS WHEREOF, Wells Fargo, the Custodian and MRFC have caused their names to be signed hereto by their respective duly-authorized officers, all as of the date first above written.

                           WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION,
                             as Trustee

                           By:______________________________________________

                              Name:

                              Title:

                           BOSTON SAFE DEPOSIT AND TRUST COMPANY

                           By:______________________________________________

                              Name:

                              Title:

                           MELLON RESIDENTIAL FUNDING CORPORATION

                           By:______________________________________________

                              Name:

                              Title:

                                                                       EXHIBIT P

                      FORM OF SUBSEQUENT TRANSFER AGREEMENT

         SUBSEQUENT TRANSFER AGREEMENT (the "Agreement"), dated as of
________, 2000 by and among Mellon Residential Funding Corporation, as depositor (the "Depositor"), Boston Safe Deposit and Trust Company, as seller and master servicer (the "Seller") and MRFC Mortgage Pass-Through Trust, 2000-TBC3 (the "Trust Fund") pursuant to the Pooling and Servicing Agreement referred to below.

                                   WITNESSETH:

         WHEREAS, pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 2000, among the Seller, the Depositor and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), the Seller wishes to convey the Subsequent Mortgage Loans (as defined below) to the Depositor, and the Depositor wishes to acquire the same for the consideration set forth in Section IV below and the Depositor wishes to convey the Subsequent Mortgage Loans to the Trust Fund and the Trust Fund wishes to acquire the same for the consideration set forth in Section V below; and

         WHEREAS, the Seller and the Depositor shall timely deliver to the Trustee an Addition Notice related to such conveyance as required by Section
2.09 of the Pooling and Servicing Agreement;

         NOW THEREFORE, the Trust Fund, the Depositor and the Seller hereby agree as follows:

         Section I. Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement unless otherwise defined.

                  "Subsequent Mortgage Loans" shall mean, for purposes of this Agreement, the Subsequent Mortgage Loans listed in the Subsequent Mortgage Loan Schedule attached hereto as Schedule I.

                  "Subsequent Transfer Date" shall mean, with respect to the Subsequent Mortgage Loans transferred hereby, the date hereof.

         Section II. Subsequent Mortgage Loan Schedule. (a) The Subsequent Mortgage Loan Schedule attached hereto as Schedule I is a supplement to the Mortgage Loan Schedule attached as Schedule I to the Pooling and Servicing Agreement. The Mortgage Loans listed in the Subsequent Mortgage Loan Schedule constitute the Subsequent Mortgage Loans to be transferred pursuant to this Agreement on __________, 2000.

         Section III. Transfer of Subsequent Mortgage Loans. As of the related Cut-off Date, subject to and upon the terms and conditions set forth in Sections
2.09 of the Pooling and Servicing Agreement and set forth in this Agreement, the Seller and the Depositor hereby irrevocably sell, transfer, assign, set over and otherwise convey to the Trustee on behalf of the Trust Fund without recourse other than as expressly provided herein and in the Pooling and Servicing Agreement, all the right, title and interest of the Seller in and to the (i) Subsequent Mortgage Loans including the related Stated Principal Balance as of the related Cut-off Date, all interest accruing thereon after the related Cut-off Date, and all collections in respect of principal received after the related Cut-Off Date; (ii) property which secured a Subsequent Mortgage Loan and which is acquired by foreclosure or in lieu of foreclosure; (iii) interest of the Seller in any insurance policies in respect of the Subsequent Mortgage Loans; and (iv) all proceeds of any of the foregoing.

         Section IV. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Depositor for the benefit of the Certificateholders that the representations and warranties of the Seller set forth in Sections 2.01, 2.02, 2.03 and 2.09 of the Pooling and Servicing Agreement are true and correct with respect to the Seller and the Subsequent Mortgage Loans as of the Closing Date.

         (b) The Seller hereby represents and warrants that (i) the aggregate of the Principal Balances of the Subsequent Mortgage Loans listed on the Subsequent Mortgage Loan Schedule and conveyed to the Depositor pursuant to this Agreement as of the related Cut-off Date is $__________, and (ii) the conditions precedent for the transfer of Subsequent Mortgage Loans set forth in Section 2.09(b) of the Pooling and Servicing Agreement have been satisfied as of the Closing Date.

         (c) The Seller hereby represents and warrants that the Seller is not
(i) insolvent and will not be rendered insolvent by the transfer of Subsequent Mortgage Loans pursuant to this Agreement or (ii) aware of any pending insolvency of the Seller.

         Section V. Representations and Warranties of the Depositor. (a) The Depositor hereby represents and warrants to the Trust Fund for the benefit of the Certificateholders that the representations and warranties of the Depositor set forth in Sections 2.01, 2.02, 2.04, and 2.09 of the Pooling and Servicing Agreement are true and correct with respect to the Depositor and the Subsequent Mortgage Loans as of the Subsequent Transfer Date.

         (b) The Depositor hereby represents and warrants that (i) the aggregate of the Principal Balances of the Subsequent Mortgage Loans listed on the Subsequent Mortgage Loan Schedule and conveyed to the Trust Fund pursuant to this Agreement as of the related Cut-off Date is $__________, and (ii) the conditions precedent for the transfer of Subsequent Mortgage Loans set forth in
Section 2.09(b) of the Pooling and Servicing Agreement have been satisfied as of the Subsequent Transfer Date.

         (c) The Depositor hereby represents and warrants that the Depositor is not (i) insolvent and will not be rendered insolvent by the transfer of Subsequent Mortgage Loans pursuant to this Agreement or (ii) aware of any pending insolvency of the Depositor.

         Section VI. Counterparts. This Agreement may be executed in two or more counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument.

         Section VII. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto authorized as of the date first written above.


                                   BOSTON SAFE DEPOSIT AND TRUST COMPANY
                                     as Seller


                                   By:_________________________________________

                                      Name:

                                      Title:


                                   MRFC MORTGAGE PASS-THROUGH TRUST, 2000-TBC3

                                   By: WELLS FARGO BANK MINNESOTA,
                                         NATIONAL ASSOCIATION,
                                         not in its individual capacity but
                                         solely as Trustee


                                   By:_________________________________________

                                      Name:

                                      Title:


                                   MELLON RESIDENTIAL FUNDING CORPORATION
                                     as Depositor


                                   By:_________________________________________

                                      Name:

                                      Title:

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )


         On the ____ day of _________, 200_ before me, a Notary Public in and for said State, personally appeared ______________, known to me to be a Vice President of MELLON RESIDENTIAL FUNDING CORPORATION, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


____________________________
Notary Public

STATE OF NEW YORK          )
                           )
COUNTY OF NEW YORK         )


         On the ____ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared _______________, known to me to be an _______________________ of WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


____________________________
Notary Public

         On the ____ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared _______________, known to me to be an _______________________ of BOSTON SAFE DEPOSIT AND TRUST COMPANY, the company that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


____________________________
Notary Public

                                                                       EXHIBIT Q

                          SUBSEQUENT FUNDING PARAMETERS

Subsequent Mortgage Loan Criteria. Following the addition of the Subsequent Mortgage Loans, the Mortgage Loans must be in compliance with the following characteristics:

(a)      The Weighted Average Mortgage Rate will be at least 7.700%.

(b)      The Weighted Average Gross Margin will be at least 1.200%.

(c)      The Weighted Average Maximum Mortgage Rate will be at least 10.750%.

(d) The Weighted Average Remaining Term to Stated Maturity will be at least 328 months.

(e)      The Weighted Average Original Loan-to-Value Ratio will be not more than
         70%.

(f) The Original Loan-to-Value Ratio concentration above 80% will be not more than 16%.

(g)      The Average Outstanding Principal Balance will be not more than
         $640,000.

(h)      The Second home property concentration will be not more than 23%.

(i)      The Largest State concentration will be not more than 28%.

(j)      The Largest Zip code concentration will be not more than 2.25%.

The obligation of the Trust Fund to purchase Subsequent Mortgage Loans on any date during the Pre-Funding Period is subjected to the following requirements:

(a) No Subsequent Mortgage Loan will have an outstanding Principal Balance greater than $3,000,000.

(b) The Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Cut-off Date.

(c) The remaining term to stated maturity of the Subsequent Mortgage Loan will not exceed 30 years.

(d) The Subsequent Mortgage Loan will be secured by a mortgage in a first lien position.

(e)      The Subsequent Mortgage Loan will not have a Mortgage Rate less than
         7.000%.

(f) The Subsequent Mortgage Loan will not be secured by a non-owner occupied property.

(g)      The Subsequent Mortgage Loan will not have a Periodic Rate Cap.

(h) The Loan Index for each Subsequent Mortgage Loan will be 1-month LIBOR and each Subsequent Mortgage Loan shall have a Mortgage Rate which adjusts monthly.

(i) The Loan-to-Value Ratio at origination will not exceed 100%, and the Loan-to-Collateral Value Ratio at origination will not exceed 90%.

(j) The Subsequent Mortgage Loan will not (1) be subject to a buydown agreement, (2) be covered by a primary mortgage guaranty policy or (3) provide for deferred interest or negative amortization.

(k) Each Subsequent Mortgage Loan will have been originated under the same underwriting criteria as the Initial Mortgage Loans.

(l) The addition of the Subsequent Mortgage Loans will not result in the withdrawal or downgrading of the ratings assigned to the Certificates.


                                      Q-2